Exhibit 4-1





                              PSNH FUNDING LLC,

                                  as Issuer

                                     and

                            THE BANK OF NEW YORK,

                                 as Trustee

                       ______________________________

                                  INDENTURE

                         Dated as of April 25, 2001

                       ______________________________

                                $525,000,000

            PSNH FUNDING LLC RATE REDUCTION BONDS, SERIES 2001-1



ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. DEFINITIONS
     SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT
     SECTION 1.03. RULES OF CONSTRUCTION

ARTICLE II    THE BONDS

     SECTION 2.01. TERMS OF THE BONDS
     SECTION 2.02. FORM
     SECTION 2.03. EXECUTION, AUTHENTICATION AND DELIVERY
     SECTION 2.04. TEMPORARY BONDS
     SECTION 2.05. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE
     SECTION 2.06. MUTILATED, DESTROYED, LOST OR STOLEN BONDS
     SECTION 2.07. PERSONS DEEMED OWNERS
     SECTION 2.08. PAYMENT OF PRINCIPAL AND INTEREST; INTEREST ON OVERDUE
                   PRINCIPAL; PRINCIPAL AND INTEREST RIGHTS PRESERVED
     SECTION 2.09. CANCELLATION
     SECTION 2.10. AUTHENTICATION AND DELIVERY OF BONDS
     SECTION 2.11. BOOK-ENTRY AND DEFINITIVE BONDS
     SECTION 2.12. RELEASE OF COLLATERAL

ARTICLE III   COVENANTS

     SECTION 3.01. PAYMENT OF PRINCIPAL AND INTEREST
     SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY
     SECTION 3.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST
     SECTION 3.04. EXISTENCE
     SECTION 3.05. PROTECTION OF COLLATERAL
     SECTION 3.06. OPINIONS AS TO COLLATERAL
     SECTION 3.07. PERFORMANCE OF OBLIGATIONS; SERVICING; NHPUC FILINGS
     SECTION 3.08. NEGATIVE COVENANTS
     SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE
     SECTION 3.10. ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS
     SECTION 3.11. SUCCESSOR OR TRANSFEREE
     SECTION 3.12. NO OTHER BUSINESS
     SECTION 3.13. NO BORROWING
     SECTION 3.14. SERVICER'S OBLIGATIONS
     SECTION 3.15. NO ADDITIONAL BONDS
     SECTION 3.16. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES
     SECTION 3.17. CAPITAL EXPENDITURES
     SECTION 3.18. NON-ROUTINE PERIODIC ADJUSTMENT
     SECTION 3.19. RESTRICTED PAYMENTS
     SECTION 3.20. NOTICE OF EVENTS OF DEFAULT
     SECTION 3.21. FURTHER INSTRUMENTS AND ACTS
     SECTION 3.22. CHANGE IN CHIEF EXECUTIVE OFFICE OR JURISDICTION OF
                   ORGANIZATION
     SECTION 3.23. NOTICE TO RATING AGENCIES OF AMENDMENT OF OTHER BASIC
                   DOCUMENTS

ARTICLE IV    SATISFACTION AND DISCHARGE; DEFEASANCE

     SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE
     SECTION 4.02. CONDITIONS TO DEFEASANCE
     SECTION 4.03. APPLICATION OF TRUST MONEY
     SECTION 4.04. REPAYMENT OF MONEYS HELD BY PAYING AGENT

ARTICLE V     REMEDIES

     SECTION 5.01. EVENTS OF DEFAULT
     SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT
     SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT
                   BY TRUSTEE
     SECTION 5.04. REMEDIES; PRIORITIES
     SECTION 5.05. OPTIONAL POSSESSION OF THE COLLATERAL
     SECTION 5.06. LIMITATION OF SUITS
     SECTION 5.07. UNCONDITIONAL RIGHTS OF BONDHOLDERS TO RECEIVE
                   PRINCIPAL AND INTEREST
     SECTION 5.08. RESTORATION OF RIGHTS AND REMEDIES
     SECTION 5.09. RIGHTS AND REMEDIES CUMULATIVE
     SECTION 5.10. DELAY OR OMISSION NOT A WAIVER
     SECTION 5.11. CONTROL BY BONDHOLDERS
     SECTION 5.12. WAIVER OF PAST DEFAULTS
     SECTION 5.13. UNDERTAKING FOR COSTS
     SECTION 5.14. WAIVER OF STAY OR EXTENSION LAWS
     SECTION 5.15. ACTION ON BONDS
     SECTION 5.16. PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS

ARTICLE VI    THE TRUSTEE

     SECTION 6.01. DUTIES OF TRUSTEE
     SECTION 6.02. RIGHTS OF TRUSTEE
     SECTION 6.03. INDIVIDUAL RIGHTS OF TRUSTEE
     SECTION 6.04. TRUSTEE'S DISCLAIMER
     SECTION 6.05. NOTICE OF DEFAULTS
     SECTION 6.06. STATEMENTS TO BONDHOLDERS
     SECTION 6.07. COMPENSATION AND INDEMNITY
     SECTION 6.08. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY
     SECTION 6.09. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR
     SECTION 6.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR
     SECTION 6.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                   BUSINESS
     SECTION 6.12. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE
     SECTION 6.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER
     SECTION 6.14. REGISTRATION OF BONDS IN TRUSTEE'S NAME
     SECTION 6.15. REPRESENTATIONS AND WARRANTIES OF TRUSTEE
     SECTION 6.16. COVENANTS OF THE TRUSTEE

  ARTICLE VII   BONDHOLDERS' LISTS AND REPORTS

     SECTION 7.01. ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
                   BONDHOLDERS
     SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO
                   BONDHOLDERS
     SECTION 7.03. REPORTS BY ISSUER
     SECTION 7.04. REPORTS BY TRUSTEE

ARTICLE VIII  ACCOUNTS, DISBURSEMENTS AND RELEASES

     SECTION 8.01. COLLECTION OF MONEY
     SECTION 8.02. COLLECTION ACCOUNT
     SECTION 8.03. GENERAL PROVISIONS REGARDING THE COLLECTION ACCOUNT
     SECTION 8.04. REDUCTION IN PRINCIPAL
     SECTION 8.05. RELEASE OF COLLATERAL
     SECTION 8.06. OPINION OF COUNSEL
     SECTION 8.07. REPORTS BY INDEPENDENT ACCOUNTANTS

ARTICLE IX    SUPPLEMENTAL INDENTURES

SECTION 9.01.SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDHOLDERS

     SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS
     SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES
     SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURE
     SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT

ARTICLE X     REDEMPTION OF BONDS

     SECTION 10.01. OPTIONAL REDEMPTION BY ISSUER
     SECTION 10.02. FORM OF OPTIONAL REDEMPTION NOTICE
     SECTION 10.03. BONDS PAYABLE ON OPTIONAL REDEMPTION DATE OR PAYMENT
                    DATE
     SECTION 10.04. MANDATORY REDEMPTION BY ISSUER
     SECTION 10.05. FORM OF MANDATORY REDEMPTION NOTICE
     SECTION 10.06. BONDS PAYABLE ON MANDATORY REDEMPTION DATE OR PAYMENT
                    DATE

ARTICLE XI    MISCELLANEOUS

     SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS, ETC.
     SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE
     SECTION 11.03. ACTS OF BONDHOLDERS
     SECTION 11.04. NOTICES
     SECTION 11.05. NOTICES TO BONDHOLDERS; WAIVER
     SECTION 11.06. STATE PLEDGE; BONDS NOT OBLIGATION OF THE STATE OF
                    NEW HAMPSHIRE, OR SELLER
     SECTION 11.07. CONFLICT WITH TRUST INDENTURE ACT
     SECTION 11.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS
     SECTION 11.09. SUCCESSORS AND ASSIGNS
     SECTION 11.10. SEVERABILITY
     SECTION 11.11. BENEFITS OF INDENTURE
     SECTION 11.12. LEGAL HOLIDAYS
     SECTION 11.13. GOVERNING LAW
     SECTION 11.14. COUNTERPARTS
     SECTION 11.15. RECORDING OF INDENTURE
     SECTION 11.16. NO RECOURSE TO CERTAIN PERSONS
     SECTION 11.17. NO RECOURSE TO ISSUER
     SECTION 11.18. INSPECTION
     SECTION 11.19. NON PETITION COVENANTS

     INDENTURE dated as of April 25, 2001, between PSNH FUNDING LLC, a Delaware limited liability company (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee for the benefit of the Holders of the Bonds and as agent for itself (collectively, the "Trustee").

                                  RECITALS

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Bonds with an aggregate principal amount of $525,000,000 and the Issuer and the Trustee are executing and delivering this Indenture in order to provide for the issuance of the Bonds.

                               GRANTING CLAUSE

     The Issuer hereby Grants to the Trustee at the Issuance Date, as Trustee for the benefit of the Holders of the Bonds and the Trustee, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in and to (a) the RRB Property transferred by the Seller to the Issuer pursuant to the Sale Agreement and all proceeds thereof, (b) the Statutory Lien, (c) the Sale Agreement, (d) the Servicing Agreement, (e) the Administration Agreement, (f) the Collection Account (including all subaccounts thereof) and all amounts or investment property or other property on deposit therein or credited thereto from time to time, (g) all other property of whatever kind owned from time to time by the Issuer, including accounts, general intangibles, equipment and inventory, (h) the security interest with respect to the RRB Property granted by the Seller to the Issuer in the Sale Agreement, (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing and (j) all proceeds of the foregoing (collectively, the "Collateral"); it being understood that the following do not constitute
Collateral: (i) amounts required to be released pursuant to or contemplated in the terms hereof, including net investment earnings on the Capital Subaccount and the Servicer Advance Subaccount that are required to be released to the Issuer pursuant to Article Accounts, Disbursements and Releases and (ii) proceeds from the sale of the Bonds required to pay costs of issuance with respect to the Bonds as set forth on the flow of funds memorandum delivered on the Issuance Date (together with any interest earnings thereon), it being understood that such amounts described in clauses
(i) and (ii) above shall not be subject to Sections Except as specifically provided herein, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, to any Person, unless or 0.

     The foregoing Grants are made to the Trustee in trust to secure the payment of principal of, interest on, the Bonds, equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture, and to secure all other Secured Obligations and compliance with the provisions of this Indenture with respect to the Bonds and the Servicing Agreement, all as provided in this Indenture. This Indenture constitutes a security agreement within the meaning of the UCC or the Statute to the extent that, under New Hampshire law, the provisions of the UCC or the Statute are applicable hereto.

     The Trustee, as trustee on behalf of the Holders of the Bonds and as agent for itself, acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Bonds are to be issued, countersigned and delivered and that all of the Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of the Holders and for the Trustee, as follows:

                                  ARTICLE I

                 Definitions and Incorporation by Reference

     Section 1.01. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

     "Act" has the meaning specified in Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section..

     "Administration Agreement" means the Administration Agreement dated as of the date hereof between Public Service Company of New Hampshire, as Administrator, and the Issuer, as the same may be amended and supplemented from time to time.

     "Administration Fee" means the fee payable to the Administrator pursuant to the Administration Agreement.

     "Administrator" means Public Service Company of New Hampshire, a New Hampshire corporation, or any successor Administrator under the Administration Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officer" means, with respect to the Issuer, the Administrator or the Servicer, as applicable, any officer of such Person who is authorized to act for such Person in matters relating to such Person and who is identified on the list of Authorized Officers or Responsible Officers delivered by such Person to the Trustee on the Issuance Date (as such list may be modified or supplemented by the Issuer, the Administrator or the Servicer, as applicable, from time to time thereafter).

     "Authorized Representative" means, with respect to any entity, any person who is authorized to act for such entity in matters relating to such entity and who is identified on the list of Authorized Representatives or Authorized Officers delivered by such entity to the Trustee on the Issuance Date (as such list may be modified or supplemented from time to time thereafter).

     "Basic Documents" means, collectively, this Indenture, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Fee and Indemnity Agreement and the Underwriting Agreement.

     "Bondholder " or "Holder" means the Person in whose name a Bond is registered on the Register.

     "Bond Interest Rate" has the meaning specified in Initial Principal Amount; Bond Interest Rate; Scheduled Maturity Date; Final Maturity Date. The Bonds of each Class shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Maturity Dates as set forth below:.

     "Book Entry Bonds" means, with respect to any Bond, a beneficial interest in such Bond, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11.

      "Bonds" has the meaning specified in Authorization; Designation. The issuance of the Bonds in an aggregate initial principal amount of $525,000,000 is hereby authorized and the Bonds shall be designated as the PSNH Funding LLC Rate Reduction Bonds, Series 2001-1 (the "Bonds"), and further denominated as Classes A-1 through A-3..

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Manchester, New Hampshire are authorized or obligated by law, regulation or executive order to remain closed.

     "Capital Subaccount" has the meaning specified in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts): a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided..

      "Class" means any one of the classes of Bonds.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of this Indenture.

     "Collection Account" has the meaning specified in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts): a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided..

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at the address provided in Notices., or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Bondholders and the Issuer).

     "Covenant Defeasance Option" has the meaning specified in Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds ("Legal Defeasance Option") or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17 and 3.18 and the operation of
Section 5.01(d) ("Covenant Defeasance Option") with respect to the Bonds.
The Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option..

      "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Definitive Bonds" has the meaning specified in The Bonds of any Class may be issued in the form of one or more typewritten Bonds representing the Book-Entry Bonds of that Class, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. In such case, the Bonds of such Class delivered to The Depository Trust Company shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Bondholder will receive a Definitive Bond representing such Bondholder's interest in the Bond of such Class, except as provided in Section 2.11(c) below. Unless and until definitive, fully registered Bonds ("Definitive Bonds") of such Class have been issued pursuant to Section 2.11(c) below:.

     "Delaware UCC" means the Delaware Uniform Commercial Code.

      "DTC Agreement" means the agreement between the Trustee, on behalf of the Issuer and The Depository Trust Company, as the initial Clearing Agency, dated as of the date hereof relating to the Bonds, as the same may be amended and supplemented from time to time.

      "Eligible Deposit Account" means either (a) a segregated trust account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from Standard & Poor's, Moody's and Fitch (if rated by Fitch) in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating of AAA by Standard & Poor's and Fitch and Aaa by Moody's or a certificate of deposit rating of A-1+ by Standard & Poor's, F1+ by Fitch and P-1 by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to Standard & Poor's, Moody's, and Fitch and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Trustee may be considered an Eligible Institution for the purposes of clause (a) of the definition of Eligible Deposit Account.

     "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from Standard & Poor's, Moody's and Fitch (if rated by Fitch) in the highest investment category granted thereby;

          (c) commercial paper or other short term obligations of any corporation organized under the laws of the United States of America (other than the Seller or its Affiliates) whose ratings, at the time of the investment or contractual commitment to invest therein, from Standard & Poor's, Moody's and Fitch (if rated by Fitch) are in the highest investment category granted thereby;

          (d) investments in money market funds, which funds have a rating from Standard & Poor's, Moody's and Fitch (if rated by Fitch) in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

          (e) banker's acceptances issued by any depositary institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

          (g) repurchase obligations with respect to any security or whole loan entered into with

               (i) a financial institution (acting as principal) described in clause (b) above,

               (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's, A-1+ by Standard & Poor's and F1+ by Fitch (if rated by Fitch) at the time of entering into this repurchase obligation, or

               (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company, the unsecured short-term debt obligations of which are rated P-1 by Moody's, A-1+ by Standard & Poor's and F1+ by Fitch (if rated by Fitch) at the time of purchase; or

          (h)  any other investment permitted by each Rating Agency;

provided, however, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days; and provided, further, that, with respect to Moody's only, the obligor related to clauses (b), (c), (e), (f) and (g) above must have both a long term rating of at least Aa3 and a short term rating of at least P-1.

     "Event of Default" has the meaning specified in Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expected Amortization Schedule" means, with respect to each Class of Bonds, the schedule attached as Schedule 1 hereto.

     "FDIC" means the Federal Deposit Insurance Corporation or any successor.

     "Fee and Indemnity Agreement" means the fee and indemnity agreement dated as of the date hereof between the Issuer and the Trustee, as amended and supplemented from time to time.

     "Final Maturity Date" means, with respect to any Class of Bonds, the Final Maturity Date therefor, as specified in Initial Principal Amount; Bond Interest Rate; Scheduled Maturity Date; Final Maturity Date. The Bonds of each Class shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Maturity Dates as set forth below:.

      "Financial Asset" means a "financial asset" as defined in RSA 382-A:8-102(a)(9) of the New Hampshire UCC.

     "Fitch" means Fitch, Inc. or its successor.

     "General Subaccount" has the meaning specified in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts): a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided..

     "Grant" means mortgage, pledge, collaterally assign and grant a lien upon and a security interest pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Indemnified Person" has the meaning specified in Statements to Bondholders.

     (a) So long as the Trustee is the Registrar and Paying Agent, it shall deliver to each Bondholder such information in its possession as may be required to enable such Holder to prepare its federal and state income tax returns.

     (b) On or prior to each Payment Date therefor, the Trustee will deliver to each Holder of Bonds on such Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information as to the Bonds with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (i) the amount of the payment to Bondholders allocable to principal (such amount to be expressed as an aggregate dollar amount and as a dollar amount per $1,000 of original principal amount);

          (ii) the amount of the payment to Bondholders allocable to interest (such amount to be expressed as an aggregate dollar amount and as a dollar amount per $1,000 of original principal amount);

          (iii) the Outstanding Amount of the Bonds, after giving effect to payments allocated to principal reported under (i) above;

          (iv) the difference, if any, between the Outstanding Amount of the Bonds and the Projected Principal Balance as of such Payment Date, after giving effect to payments to be made on such Payment Date;

          (v) the balance of amounts on deposit in the Reserve Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (vi) the balance of amounts on deposit in the Overcollateralization Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (vii) the balance of amounts on deposit in the Capital
     Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (viii)the balance of amounts on deposit in the Interest Reserve Subaccount after giving effect to payments or allocations made or to be made on such Payment Date; and

          (ix) the balance of amounts on deposit in the Servicer Advance Subaccount after giving effect to payments or allocations made or to be made on such Payment Date.

On each date on which the Trustee distributes any such report to the Holders of the Bonds of any Class, the Trustee shall also distribute such report to each Rating Agency.

     (c) The Issuer shall send a copy of each Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and each Annual Accountant's Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Trustee, the Bondholders and the Rating Agencies.

     (d) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Holder of any Class of Bonds and received a payment thereon, a statement containing the sum of the amounts determined pursuant to clause (b)(i) or (ii) above with respect to such Class of Bonds for such calendar year, or, in the event such Person was a Holder of such Class of Bonds during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and that a Bondholder shall reasonably request as necessary for the purpose of such Bondholder 's preparation of its federal income tax returns.

     Section 6.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold harmless the Trustee and any of its affiliates, officials, officers, directors, employees, consultants, counsel and agents (the "Indemnified Persons") from and against any and all losses, claims, actions, suits, taxes, damages, expenses (including, without limitation, legal fees and expenses) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, administration, operation, enforcement or termination of this trust and the performance by the Trustee of its duties hereunder, the failure of the Issuer or any other Person (other than the Person being indemnified) to perform its obligations hereunder or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, provided, however, that the Issuer is not required to indemnify any Indemnified Person for any Expenses that result from the willful misconduct or gross negligence of such Indemnified Person and, provided, further, that any Expenses payable to any Indemnified Person hereunder shall be paid to the Trustee for deposit into and distribution from the Collection Account in accordance with Article VIII. The willful misconduct or negligence of any Trustee shall not affect the rights of any predecessor or successor Trustee hereunder. The Issuer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person pursuant to this Section 6.07 in the settlement of any action, proceeding or investigation without the written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Issuer under this Section 6.07, notify the Issuer in writing of such involvement. Failure by an Indemnified Person to so notify the Issuer shall relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.07, only to the extent that the Issuer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this
Section 6.07, the Issuer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Issuer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Issuer shall be entitled to appoint counsel of the Issuer's choice at the Issuer's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Issuer under this Section 6.07 (in which case the Issuer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Issuer's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Issuer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (iii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons (in addition to local counsel). The Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.07 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding. Indemnification under this Section 6.07 shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement..

     "Indenture" or "this Indenture" means this instrument as originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended, or both, and shall include the forms and terms of the Bonds established hereunder.

     "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and
(c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, provided, however, that an individual shall be deemed to be an Independent director of the Issuer notwithstanding the fact that he or she is or has been a director of one or more other single purpose bankruptcy remote entities which are Affiliates of the Issuer, the Seller, the Servicer or any Affiliate thereof.

     "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Compliance Certificates and Opinions, etc., made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Trustee, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Interest Reserve Subaccount" has the meaning specified in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts):
a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this
Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided..

     "Issuance Date" has the meaning specified in Authentication Date. The Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on April 25, 2001 (the "Issuance Date") shall have as their date of authentication April 25, 2001..

     "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Bonds.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

     "Legal Defeasance Option" has the meaning specified in Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds ("Legal Defeasance Option") or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17 and 3.18 and the operation of
Section 5.01(d) ("Covenant Defeasance Option") with respect to the Bonds.
The Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option..

     "Lien" means security interest, lien, charge, pledge, equity or encumbrance of any kind.

      "Mandatory Redemption Date" has the meaning specified in Mandatory Redemption by Issuer. If the Seller is required to repurchase the RRB Property pursuant to Section 5.01(b) of the Sale Agreement, or elects to repurchase the RRB Property pursuant to Section 5.01(e) of the Sale Agreement, the Issuer shall be required to redeem all outstanding Bonds on or before the fifth Business Day following the Repurchase Date (such date of mandatory redemption, the "Mandatory Redemption Date") for a purchase price equal to the then outstanding principal amount of the Bonds plus accrued and unpaid interest thereon at the Bond Interest Rate to the Mandatory Redemption Date (such price being called the "Mandatory Redemption Price"). If the Issuer is required to redeem the Bonds pursuant to this Section 10.04, it shall furnish written notice (which notice shall state all items listed in Section 10.05) of such redemption to the Trustee and the Rating Agencies not later than one Business Day before such Repurchase Date and shall deposit with the Trustee, not later than 12:00 noon Eastern Time on the Repurchase Date, the Mandatory Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Mandatory Redemption Date upon the furnishing of a notice complying with Section 10.05 to each Holder of the Bonds pursuant to this Section 10.04..

     "Mandatory Redemption Price" has the meaning specified in Mandatory Redemption by Issuer. If the Seller is required to repurchase the RRB Property pursuant to Section 5.01(b) of the Sale Agreement, or elects to repurchase the RRB Property pursuant to Section 5.01(e) of the Sale Agreement, the Issuer shall be required to redeem all outstanding Bonds on or before the fifth Business Day following the Repurchase Date (such date of mandatory redemption, the "Mandatory Redemption Date") for a purchase price equal to the then outstanding principal amount of the Bonds plus accrued and unpaid interest thereon at the Bond Interest Rate to the Mandatory Redemption Date (such price being called the "Mandatory Redemption Price"). If the Issuer is required to redeem the Bonds pursuant to this Section 10.04, it shall furnish written notice (which notice shall state all items listed in Section 10.05) of such redemption to the Trustee and the Rating Agencies not later than one Business Day before such Repurchase Date and shall deposit with the Trustee, not later than 12:00 noon Eastern Time on the Repurchase Date, the Mandatory Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Mandatory Redemption Date upon the furnishing of a notice complying with Section 10.05 to each Holder of the Bonds pursuant to this Section 10.04..

     "Minimum Denomination" means $1,000 or any integral multiple of $1.00 in excess thereof; provided, however, that one Bond of each Class may be of a smaller denomination.

     "Moody's" means Moody's Investors Service Inc. or its successor.

     "New Hampshire UCC" means the New Hampshire Uniform Commercial Code.

     "New York UCC" means the New York Uniform Commercial Code.

     "NHPUC" means the New Hampshire Public Utilities Commission and any successor thereto.

     "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Compliance Certificates and Opinions, etc., and delivered to the Trustee.

     "Operating Expenses" means all fees, costs and expenses of, and indemnities owed by, the Issuer, including all taxes payable by the Issuer, all amounts owed by the Issuer to the Trustee and any other Indemnified Person, the Servicing Fee, the Administration Fee, any fees, costs and expenses payable or reimbursable by the Issuer to the Administrator, Seller or Servicer, and legal and accounting fees, costs and expenses of the Issuer.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, shall comply with any applicable requirements of Compliance Certificates and Opinions, etc., and shall be in form and substance reasonably satisfactory to the Trustee.

     "Optional Redemption Date" means the Payment Date specified by the Issuer for the redemption of the Bonds pursuant to Optional Redemption by Issuer. The Issuer may, at its option, redeem all, but not less than all, of the Bonds on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount has been reduced to less than five percent of the initial principal balance thereof at a price equal to the outstanding principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon at the Bond Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If the Issuer shall elect to redeem the Bonds pursuant to this
Section 10.01, it shall furnish written notice (which notice shall state all items listed in Section 10.02) of such election to the Trustee and the Rating Agencies not later than 25 days prior to the Optional Redemption Date and shall deposit with the Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Bonds pursuant to this Section 10.01..

     "Optional Redemption Price" has the meaning specified in Optional Redemption by Issuer. The Issuer may, at its option, redeem all, but not less than all, of the Bonds on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount has been reduced to less than five percent of the initial principal balance thereof at a price equal to the outstanding principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon at the Bond Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If the Issuer shall elect to redeem the Bonds pursuant to this Section 10.01, it shall furnish written notice (which notice shall state all items listed in Section 10.02) of such election to the Trustee and the Rating Agencies not later than 25 days prior to the Optional Redemption Date and shall deposit with the Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Bonds pursuant to this
Section 10.01..

     "Outstanding" means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

          (i) Bonds theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

          (ii) Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Bonds (provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision made therefor, reasonably satisfactory to the Trustee); and

          (iii) Bonds in exchange for or in lieu of other Bonds which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Bonds are held by a protected purchaser;

 provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Bonds or any Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Bonds owned by the Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Trustee actually knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Bonds or, if the context requires, all Bonds of a Class, Outstanding at the date of determination.

     "Overcollateralization Subaccount" has the meaning specified in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts):
a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this
Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided..

     "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Corporate Trustee Required; Eligibility. and is authorized by the Issuer to make payment of principal of or interest on the Bonds on behalf of the Issuer.

     "Payment Date" has the meaning specified in Payment Dates. The Payment Dates for the Bonds shall be February 1, May 1, August 1 and November 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on November 1, 2001 and continuing until the earlier of repayment of the Bonds in full or the Final Maturity Date for Class A-3 of the Bonds..

     "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Bond" means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. in lieu of a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Projected Principal Balance" means, as of any Payment Date on any Class of Bonds, the projected outstanding principal amount of such Class of Bonds for such Payment Date set forth in the Expected Amortization Schedule.

     "Quarterly Interest" has the meaning specified in Quarterly Interest. Quarterly Interest will be payable on each Class of Bonds on each Payment Date in an amount equal to one-quarter of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related Class of Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Class of Bonds on such preceding Payment Date; provided, however, that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Issuance Date to, but excluding, that Payment Date..

     "Quarterly Principal" means, with respect to any Payment Date on any Class of Bonds, the excess, if any, of the Outstanding Amount of such Class of Bonds over the outstanding principal balance of such Class of Bonds specified for such Payment Date in the Expected Amortization Schedule.

     "Rating Agency" means, collectively, Moody's, Standard & Poor's and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days prior notice thereof and, except as otherwise expressly set forth in the related Basic Document, that each of Standard & Poor's and Fitch shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of the Bonds.

     "Record Date" means, with respect to a Payment Date, Optional Redemption Date or Mandatory Redemption Date, the close of business on the Business Day immediately preceding such Payment Date, Optional Redemption Date or Mandatory Redemption Date or, if Definitive Bonds are issued, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date, Optional Redemption Date or Mandatory Redemption Date occurs.

     "Register" and "Registrar" have the respective meanings specified in Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee shall be "Registrar" for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar..

     "Registered Holder" means the Person in whose name a Bond is registered on the Register on the applicable Record Date.

     "Repurchase Date" has the meaning specified in the Sale Agreement.

     "Required Capital Level" means, as of any Payment Date, 0.50 percent of the initial principal amount of the Bonds.

     "Required Interest Reserve Level" means, as of any Payment Date (after giving effect to all payments of principal, if any, made or to be made on such Payment Date), the amount equal to the aggregate amount of interest that will be due and payable on the Bonds on and as of the immediately succeeding Payment Date; provided, however, that the "Required Interest Reserve Level" with respect to the first five Payment Dates shall be as follows:

          Payment Date                    Required Interest
                                            Reserve Level

     First Payment Date                      $4,747,038

     Second Payment Date                     $5,340,417

     Third Payment Date                      $5,933,797

     Fourth Payment Date                     $6,527,177

     Fifth Payment Date                      $7,120,557

     "Required Overcollateralization Level" means, as of any Payment Date, the amount required to be on deposit in the Overcollateralization Subaccount as specified in Schedule 2 hereto.

     "Reserve Subaccount" has the meaning specified in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts): a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided..

     "Responsible Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture.

     "RRB Property" has the meaning specified in the Sale Agreement.

     "RSA" means New Hampshire Revised Statutes Annotated.

     "Sale Agreement" means the Purchase and Sale Agreement dated as of the date hereof between the Issuer and the Seller, as amended and supplemented from time to time.

     "Scheduled Maturity Date" means, with respect to any Class of Bonds, the Scheduled Maturity Date therefor, as specified in Initial Principal Amount; Bond Interest Rate; Scheduled Maturity Date; Final Maturity Date. The Bonds of each Class shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Maturity Dates as set forth below:.

     "Secured Obligations" means, collectively, the payment of principal of, and interest on, and any other amounts owning in respect of the Bonds, all fees, expenses, counsel fees and other amounts due and owing to the Trustee pursuant to this Indenture, all fees, expenses, counsel fees and other amounts due and owing to the Trustee pursuant to the other Basic Documents and all amounts owed by the Issuer to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses).

     "Securities Account" means the Collection Account which shall be a "securities account," as defined in Section 8-501 of the New York UCC.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Intermediary" means the Trustee, acting as a "securities intermediary," as defined in Section 8-102(a)(14) of the New York UCC.

     "Security Entitlement" means a "security entitlement" as defined in
Section 8-102(a)(17) of the New York UCC.

     "Seller" means Public Service Company of New Hampshire, a New Hampshire corporation, and its permitted successors and assigns under the Sale Agreement.

     "Servicer" means Public Service Company of New Hampshire, a New Hampshire corporation, in its capacity as servicer under the Servicing Agreement, including its successors in interest, until a successor Person shall have become the servicer pursuant to the Servicing Agreement, and thereafter "Servicer" shall mean such successor Person.

     "Servicer Advance Subaccount" has the meaning specified in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts):
a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this
Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided..

     "Servicing Agreement" means the Servicing Agreement dated as of the date hereof between the Issuer and the Servicer, as amended and supplemented from time to time.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "State Pledge" has the meaning specified in The Issuer hereby finds and determines, and hereby represents and warrants, that it constitutes a "financing entity" under RSA 369-B:2, and that the Bonds constitute "rate reduction bonds" under RSA 369-B:2 and that the Holders of the Bonds are entitled to the rights and benefits thereunder. Pursuant to RSA 369-B:6, II, the State of New Hampshire pledges, contracts and agrees with the Issuer and the Holders of the Bonds (the "State Pledge") as follows:.

     "Statute" means RSA Chapter 369-B.

     "Statutory Lien" means the Lien on the RRB Property created by RSA 369-B:7, VIII.

     "Successor Servicer" has the meaning specified in As promptly as possible after the giving of notice to the Servicer, the Trustee and the Rating Agencies of termination of the Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Issuer, subject to the approval of the NHPUC pursuant to the Finance Order, shall appoint a successor Servicer (the "Successor Servicer") with the Trustee's prior written consent thereto (which consent shall not be unreasonably withheld), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new Servicer, the Trustee may petition the NHPUC or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance and in compliance with Section 7.02 of the Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the RRB Property (such agreement to be in form and substance reasonably satisfactory to the Trustee)..

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trustee" means The Bank of New York, a New York banking corporation or its successor, as Trustee under this Indenture, or any successor Trustee under this Indenture.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     "Underwriters" means the underwriters who purchase the Bonds from the Issuer and sell the Bonds in a public offering.

     "Underwriting Agreement" means the Underwriting Agreement dated as of April 20, 2001, among the Seller, the Issuer and Salomon Smith Barney Inc., as the representative of the several underwriters named therein.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

     (b) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Servicing Agreement.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Bonds.

     "indenture security holder" means a Bondholder .

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

     (a)       a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     (c)       "or" is not exclusive;

     (d)       "including" means including without limitation;

     (e) words in the singular include the plural and words in the plural include the singular;

     (f) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (g) all references in this Indenture to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture.

                                 ARTICLE II

                                  The Bonds

     Section 2.01.  Terms of the Bonds.

     (a) Authorization; Designation. The issuance of the Bonds in an aggregate initial principal amount of $525,000,000 is hereby authorized and the Bonds shall be designated as the PSNH Funding LLC Rate Reduction Bonds, Series 2001-1 (the "Bonds"), and further denominated as Classes A-1 through A-3.

     (b) Initial Principal Amount; Bond Interest Rate; Scheduled Maturity Date; Final Maturity Date. The Bonds of each Class shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Maturity Dates as set forth below:

       Class     Initial     Bond    Scheduled    Final
                Principal  Interest  Maturity   Maturity
                 Amount      Rate      Date       Date

        A-1    $75,211,483  4.57%     5/1/03     5/1/05

        A-2   $214,649,395  5.73%     11/1/08    11/1/10

        A-3   $235,139,122  6.48%     5/1/13     5/1/15

     The Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Bonds shall be issuable in not less than Minimum Denominations.

     (c) Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Quarterly Interest.

          (i) Authentication Date. The Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on April 25, 2001 (the "Issuance Date") shall have as their date of authentication April 25, 2001.

          (ii) Payment Dates. The Payment Dates for the Bonds shall be February 1, May 1, August 1 and November 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on November 1, 2001 and continuing until the earlier of repayment of the Bonds in full or the Final Maturity Date for Class A-3 of the Bonds.

          (iii) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Bonds and accrued interest thereon has been declared to be due and payable, on each Payment Date, the Trustee shall pay to the Bondholders of record as of the related Record Date amounts payable pursuant to On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment. as principal, in the following order and priority: (1) to the holders of the Class A-1 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (2) to the holders of the Class A-2 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; and (3) to the holders of the Class A-3 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of bonds to the amount specified in the Expected Amortization Schedule for such Payment Date. Partial payments of any scheduled amortization payment shall be allocated within any Class of Bonds pro rata.

          (iv) Quarterly Interest. Quarterly Interest will be payable on each Class of Bonds on each Payment Date in an amount equal to one-quarter of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related Class of Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Class of Bonds on such preceding Payment Date; provided, however, that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Issuance Date to, but excluding, that Payment Date.

     Section 2.02. Form. The Bonds shall be issued in registered form without coupons. The Bonds and the Trustee's certificate of authentication shall be substantially in the forms attached hereto as Exhibit A, with the following filled in: (a) the designation of the Classes thereof, (b) the Bond number or numbers thereof, (c) the date of authentication thereof, and
(d) the original principal amount thereof; and with such omissions, variations and insertions as are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as may be required to comply with the rules of any securities exchange on which any Class or Classes of the Bonds may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Issuer or by the Trustee, and as evidenced by the execution and authentication of such Bonds. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond.

     Except as provided in Book-Entry and Definitive Bonds., the Definitive Bonds of each Class shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Bonds of such Class may be listed, as evidenced by an order by an Authorized Representative of the Issuer, relating to the authentication of such Bonds by the Trustee.

     The terms of the Bonds set forth in Exhibit A are part of the terms of this Indenture.

     The Bonds of each Class shall be issued in not less than Minimum Denominations.

     Section 2.03. Execution, Authentication and Delivery. The Bonds shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Bonds may be manual or facsimile.

     Bonds bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed by the Issuer to the Trustee pursuant to an Issuer Order for authentication; and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

     No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder. All Bonds shall be dated the date of their authentication.

     Section 2.04. Temporary Bonds. Pending the preparation of Definitive Bonds, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Bonds of any Class which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Bonds of such Class in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds on behalf of the Issuer.

     If temporary Bonds of any Class are issued, the Issuer will cause Definitive Bonds of such Class to be prepared without unreasonable delay. After the preparation of Definitive Bonds of such Class, the temporary Bonds of such Class shall be exchangeable for Definitive Bonds of such Class upon surrender of the temporary Bonds of such Class at the office or agency of the Issuer to be maintained as provided in Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders., without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Bonds (of the same Class as the temporary Bonds surrendered) of Minimum Denominations of a like aggregate principal amount. Until so exchanged, the temporary Bonds of any Class shall in all respects be entitled to the same benefits under this Indenture as Definitive Bonds of such Class.

     Section 2.05. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds.
The Trustee shall be "Registrar" for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar.

     If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Bonds and the principal amounts and number of such Bonds.

     Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders., the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds in any Minimum Denominations, of a like Class and aggregate principal amount.

     At the option of the Holder, Bonds may be exchanged for other Bonds in any Minimum Denominations, of a like Class and aggregate principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver the Bonds which the Bondholder making the exchange is entitled to receive.

     All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

     Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee, and (b) such other documents as the Trustee and the Registrar may require.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Temporary Bonds. Pending the preparation of Definitive Bonds, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Bonds of any Class which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Bonds of such Class in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds on behalf of the Issuer. not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Bonds selected for redemption or of any Bond for a period of 15 days preceding the due date for any payment with respect to the Bond.

     Section 2.06. Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

     Upon the issuance of any replacement Bond under this Section, the Issuer may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Bond issued pursuant to this Mutilated, Destroyed, Lost or Stolen Bonds. If
(i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. shall constitute conclusive evidence of the same interest in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Bond shall be found at any time.

     Every replacement Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds of the same Class duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

     Section 2.07. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Bond, the Issuer, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Issuer, the Trustee, the Registrar nor any Paying Agent shall be affected by notice to the contrary.

     Section 2.08. Payment of Principal and Interest; Interest on Overdue Principal; Principal and Interest Rights Preserved.

     (a) Any installment of interest or principal payable on any Bond which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered on the Record Date for such Payment Date in the manner set forth in 0. The funds represented by any checks returned undelivered shall be held in accordance with Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section and
Section 8.02..

     (b) The principal of each Bond of each Class shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in Terms of the Bonds.. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in the manner provided in Acceleration of Maturity; Rescission and Annulment. If an Event of Default, other than an Event of Default pursuant to Section 5.01(g), should occur and be continuing, then and in every such case, the Trustee may and, upon the written direction of the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds, shall declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.. In such event, all payments of principal on the Bonds shall be made pro rata. The Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Bond will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Bonds shall be mailed to Bondholders as provided in Form of Optional Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register. or 0, as applicable.

     (c) If the Issuer defaults in a payment of interest on the Bonds when due, the Issuer shall be required to pay such defaulted interest (plus interest on such defaulted interest at the applicable Bond Interest Rate to the extent lawful) to the Persons who are Bondholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 20 days before any such special record date, the Issuer shall mail to each affected Bondholder a notice that states the special record date, the payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

     Section 2.09. Cancellation. All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Registrar, be delivered to the Registrar and shall be promptly cancelled by the Registrar. The Issuer may at any time deliver to the Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Bonds may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

     Section 2.10. Authentication and Delivery of Bonds. On the Issuance Date, the Bonds shall be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon delivery by the Issuer, at the Issuer's expense, to the Trustee, and receipt by the Trustee, or the causing to occur by the Issuer, of the following:

     (a) Issuer Action. An Issuer Order authorizing and directing the execution, authentication and delivery of the Bonds, specifying the principal amount of Bonds to be so executed, authenticated and delivered, and including directing an Authorized Representative of the Issuer to execute and deliver, and directing the Trustee to authenticate, global Bonds, each to be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and to confirm its custody of the Bonds to DTC in New York, New York so that the Bonds may be credited to or upon the order of the Underwriters named in said Issuer Order for the purchase price specified therein and directing the application of the proceeds thereof.

     (b)       Authorizations.

          (i) An Opinion of Counsel that no authorization, approval or consent of any New Hampshire, Delaware or federal governmental body or bodies at the time having jurisdiction in the premises is required to be obtained by the Issuer for the valid issuance, authentication and delivery of such Bonds, except for such registrations as are required under the blue sky and securities laws of any State or such authorizations, approvals or consents of governmental bodies that have been obtained.

          (ii) An Opinion of Counsel that no New Hampshire, Delaware or federal authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid execution and delivery by the Issuer of each of the Basic Documents to which the Issuer is a party, except for such authorizations, approvals or consents of governmental bodies that have been obtained.

     (c) Authorizing Certificate. A certificate of an Authorized Officer of the Issuer certifying that the Issuer has duly authorized the execution and delivery of this Indenture and the execution, authentication and delivery of the Bonds.

     (d) The Collateral. The Issuer shall have caused all Collateral to have been Granted to the Trustee and will have caused all filings pursuant to the Statute, the New Hampshire UCC, the Delaware UCC and any other applicable law as are necessary to cause the Trustee to have a first priority perfected security interest in the Collateral to have been duly made.

     (e)       Certificates of the Issuer and the Seller.

          (i) An Officer's Certificate from the Issuer, dated as of the Issuance Date to the effect that:

               (A) the Issuer is not in Default under this Indenture and that the issuance of the Bonds applied for will not result in any Default or in any material breach of any of the terms, conditions or provisions of or constitute a default under any material indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject;

               (B) all conditions precedent provided in this Indenture relating to the authentication and delivery of the Bonds applied for have been complied with;

               (C) all instruments furnished to the Trustee pursuant to this Indenture conform to the requirements set forth in this Indenture and constitute all of the documents required to be delivered hereunder for the Trustee to authenticate and deliver the Bonds applied for, and all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Bonds have been complied with;

               (D) the Issuer has not assigned any interest or participation in the Collateral except for the Lien of this Indenture and of the Statute;

               (E) the Issuer has the power and right to Grant the Collateral to the Trustee as security hereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Trustee all of its right, title and interest in and to such Collateral free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance, except the Lien of this Indenture and of the Statute;

               (F) the Issuer has appointed a firm of Independent certified public accountants as contemplated in Reports by Independent Accountants. As of the Issuance Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by such firm the Issuer shall provide written notice thereof to the Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within 30 days after such resignation, the Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation; provided, however, that the Trustee shall have no liability with respect to such appointment if the Trustee acted with due care with respect thereto. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.;

               (G) attached thereto are duly executed, true and complete copies of the Sale Agreement and the Servicing Agreement; and

               (H) all filings with the NHPUC pursuant to the Statute and all UCC financing statements with respect to the Collateral that are required to be filed in order to cause the Trustee to have a first priority perfected security interest in the Collateral have been made.

          (ii) An Officer's Certificate (as defined in the Sale Agreement) from the Seller, dated as of the Issuance Date, to the effect that (a) the representations and warranties set forth in Article III of the Sale Agreement are true and correct and (b) the attached copies of the Finance Order and Issuance Advice Letter creating the RRB Property are true and correct.

     (f) Opinion of Counsel. An Opinion of Counsel, portions of which may be delivered by counsel for the Issuer and portions of which may be delivered by counsel for the Seller and the Servicer, dated the Issuance Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect that:

          (i)  the Indenture has been duly qualified under the Trust
     Indenture Act;

          (ii) the Issuer has the limited liability company power and authority to execute and deliver this Indenture and to issue the Bonds, and this Indenture and the Bonds have been duly authorized and the Issuer is duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization;

          (iii) the Indenture has been duly authorized, executed and delivered by the Issuer;

          (iv) all instruments furnished to the Trustee as conditions precedent to the delivery of the Bonds conform to the requirements of this Indenture and constitute all documents required to be delivered hereunder to authorize the Trustee to execute and deliver Bonds;

          (v) the Bonds applied for have been duly authorized and executed and, when authenticated in accordance with the provisions of the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (vi) this Indenture, the Sale Agreement, the Servicing Agreement and the Fee and Indemnity Agreement are valid and binding agreements of the Issuer, enforceable in accordance with their respective terms, except as such enforceability against the Issuer may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (vii) (A) under RSA 369-B:7, II, the provisions of this Indenture create in favor of the Trustee to secure payment of the Secured Obligations a security interest in all right, title and interest, whether now owned or hereafter acquired, of the Issuer in the RRB Property; (B) the Finance Order authorizes the RRB Charge included in the RRB Property; (C) the aforesaid security interest in the RRB Property under this Indenture has attached to the RRB Property or (in the case of any after acquired property) will attach as it comes into existence; (D) financing statements which describe the RRB Property by reference to the Finance Order have been presented for filing in the offices of the Secretary of the State of New Hampshire and the Clerk of the City of Manchester, New Hampshire, and all filing fees required in connection therewith have been paid, in accordance with Part 4 of
     Article 9 of the New Hampshire UCC; and (E) such security interest in the RRB Property granted by the Issuer under this Indenture is valid and enforceable against the Issuer and is perfected or (in the case of any after acquired property) will be valid, enforceable and perfected as such property comes into existence, subject in each case to (x) the rights of any third parties holding security interests in the RRB Property perfected in the manner described in RSA 369-B:7 prior to perfection by filing of the security interest granted under this Indenture and (y) rights arising under the first priority lien arising under RSA 369-B:7, VIII described in (A) the Statute creates a Statutory Lien on the RRB Property securing all obligations, then existing or subsequently arising, to the holders of the Bonds in respect of the Bonds and all Secured Obligations, then existing or subsequently arising, to the Trustee in its capacity as such; (B) such Statutory Lien is valid, perfected and enforceable against the Issuer and all third parties without any further public notice; and (C) the Statute provides that conflicting Statutory Liens on RRB Property arising under RSA 369-B:7, VIII rank in order of time of perfection;;

          (viii) (A) the Statute creates a Statutory Lien on the RRB Property securing all obligations, then existing or subsequently arising, to the holders of the Bonds in respect of the Bonds and all Secured Obligations, then existing or subsequently arising, to the Trustee in its capacity as such; (B) such Statutory Lien is valid, perfected and enforceable against the Issuer and all third parties without any further public notice; and (C) the Statute provides that conflicting Statutory Liens on RRB Property arising under RSA 369-B:7, VIII rank in order of time of perfection;

          (ix) (A) the provisions of this Indenture create in favor of the Trustee a security interest in the right, title and interest, whether now owned or hereafter acquired, of the Issuer in respect of the Collateral; (B) such security interest will attach to the Collateral as it comes into existence; (C) financing statements which describe the Collateral have been presented for filing in the offices of the Secretary of the State of New Hampshire and the Clerk of the City of Manchester, New Hampshire, and all filing fees required in connection therewith have been paid in accordance with Article 9 of the New Hampshire UCC; and (D) such security interest in the Sale Agreement, the Servicing Agreement, the Administration Agreement and all accounts, general intangibles, equipment and inventory (as such terms are defined in the New Hampshire UCC) of the Issuer and all other Collateral in which a security interest can be perfected by the filing of financing statements in New Hampshire under the New Hampshire UCC (collectively, the "UCC Collateral") granted by the Issuer under this Indenture is valid and enforceable against the Issuer and is perfected or (in the case of after acquired property) will be valid, enforceable and perfected as such property comes into existence, subject in each case to the rights of any third parties holding security interests in the UCC Collateral perfected in the manner described in Article 9 of the New Hampshire UCC prior to perfection by filing of the security interest therein granted under this Indenture;

          (x) either (A) the registration statement covering the Bonds is effective under the Securities Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of such registration statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission or (B) the Bonds are exempt from the registration requirements under the Securities Act;

          (xi) the Issuer is not an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended;

          (xii) the Sale Agreement is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (xiii) the Servicing Agreement is a valid and binding agreement of the Servicer enforceable against the Servicer in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (xiv) upon the delivery of the fully executed Sale Agreement to the Issuer and the payment of the purchase price of the RRB Property by the Issuer to the Seller pursuant to the Sale Agreement, then (1) the transfer of the RRB Property by the Seller to the Issuer pursuant to the Sale Agreement conveys the Seller's right, title and interest in the RRB Property to the Issuer and will be treated under the laws of the State of New Hampshire as an absolute transfer of all of the Seller's right, title, and interest in the RRB Property, other than for federal and state income and franchise tax purposes and notwithstanding any contrary treatment of such transfer for accounting purposes, (2) such transfer of the RRB Property is perfected, (3) a financing statement has been filed in favor of the Issuer that describes the RRB Property by reference to the Finance Order, in accordance with RSA 369-B:6,VII and (4) assuming that the Issuer does not have notice or knowledge of any conflicting assignment of the RRB Property, the transfer of the RRB Property to the Issuer will have priority over any other assignment of the RRB Property;

          (xv) (1) the Finance Order has been duly issued and authorized by the NHPUC and the Finance Order, giving effect to the Issuance Advice Letter, is effective; (2) the Issuer constitutes a "financing entity" under RSA 369-B:2, VI and the Bonds are "rate reduction bonds" under RSA 369-B:2, X; (3) as of the issuance of the Bonds, the Bonds are entitled to the protections provided in the Statute; (4) the Finance Order is no longer subject to appeal by any Person in state courts of the State of New Hampshire; and (5) the Servicer is authorized to file through the legal final maturity date periodic RRB Charge adjustments to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of an amount equal to the sum of the periodic Bond payment requirements for the upcoming year, which includes indemnity obligations under the Basic Documents;

          (xvi) any state action (whether legislative, by NHPUC, or otherwise) to revoke or limit the Finance Order, the Issuance Advice Letter, the RRB Property or the RRB Charge in a manner which would substantially impair the rights of Bondholders would be subject to a successful constitutional contracts clause defense; and

          (xvii)    such other matters as the Trustee may reasonably require.

     (g) Accountant's Letter. A letter addressed to the Issuer and the Trustee complying with the requirements of Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished., of a firm of Independent certified public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the Issuer within the meaning of the Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the Collateral, they have made certain specified recalculations of calculations and information provided by the underwriters for the purpose of determining that, based on certain specified assumptions used in calculating estimated collections based on the initial RRB Charge, as of the Issuance Date such estimated collections based on the initial RRB Charge are sufficient to pay (w) assumed Operating Expenses when incurred, plus (x) the Overcollateralization Amount set forth in the Final Prospectus (as such term is defined in the Underwriting Agreement), plus (y) interest on the Bonds at their respective Bond Interest Rates when due as set forth in the Final Prospectus, plus (z) principal of the Bonds in accordance with the Expected Amortization Schedule set forth in the Final Prospectus and found the calculations to be mathematically correct.

     (h) Ratings on the Bonds. The Trustee shall receive evidence reasonably satisfactory to it that the Bonds shall have been rated AAA by Standard & Poor's, Aaa by Moody's, and AAA by Fitch, or, in each case, the equivalent.

     (i) Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Trustee may reasonably require.

     Section 2.11.  Book-Entry and Definitive Bonds.

     (a) The Bonds of any Class may be issued in the form of one or more typewritten Bonds representing the Book-Entry Bonds of that Class, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. In such case, the Bonds of such Class delivered to The Depository Trust Company shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Bondholder will receive a Definitive Bond representing such Bondholder's interest in the Bond of such Class, except as provided in If (i) the Clearing Agency advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Bonds of a Class, and the Trustee or the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Bonds of such Class or (iii) after the occurrence of an Event of Default with respect to any Class of Bonds, Bondholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Bonds advise the Clearing Agency and the Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Bondholders, then the Clearing Agency shall notify all Bondholders and the Trustee of the occurrence of any such event and of the availability of Definitive Bonds to Bondholders requesting the same. Upon surrender to the Trustee of the typewritten Bond or Bonds representing the Book-Entry Bonds by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Trustee shall recognize the Holders of the Definitive Bonds as Bondholders. below. Unless and until definitive, fully registered Bonds ("Definitive Bonds") of such Class have been issued pursuant to Book-Entry and Definitive Bonds.(c) below:

          (i) the provisions of this Book-Entry and Definitive Bonds. shall be in full force and effect with respect to the Bonds of such Class;

          (ii) the Issuer, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes of this Indenture (including the making of payments on the Bonds of such Class) as the authorized representative of the Bondholders of Bonds of such Class;

          (iii) to the extent that the provisions of this Book-Entry and Definitive Bonds. conflict with any other provisions of this Indenture, the provisions of this Book-Entry and Definitive Bonds. shall control;

          (iv) the rights of Bondholders of Bonds of such Class shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Bondholders and the Clearing Agency Participants; and until Definitive Bonds of such Class are issued pursuant to If (i) the Clearing Agency advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Bonds of a Class, and the Trustee or the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Bonds of such Class or (iii) after the occurrence of an Event of Default with respect to any Class of Bonds, Bondholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Bonds advise the Clearing Agency and the Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Bondholders, then the Clearing Agency shall notify all Bondholders and the Trustee of the occurrence of any such event and of the availability of Definitive Bonds to Bondholders requesting the same. Upon surrender to the Trustee of the typewritten Bond or Bonds representing the Book-Entry Bonds by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Trustee shall recognize the Holders of the Definitive Bonds as Bondholders. below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Bonds of such Class to such Clearing Agency Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Bondholders holding Bonds of such Class representing a specified percentage of the aggregate Outstanding Amount of Bonds of such Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Bondholders or Clearing Agency Participants owning or representing, respectively, Bonds representing such percentage of the aggregate Outstanding Amount of Bonds of such Class, and has delivered such instructions to the Trustee; the Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

     (b) Whenever notice or other communication to the Holders of Bonds of any Class issued in the form of Bonds representing Book-Entry Bonds is required under this Indenture, unless and until Definitive Bonds of such Class shall have been issued pursuant to If (i) the Clearing Agency advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Bonds of a Class, and the Trustee or the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Bonds of such Class or (iii) after the occurrence of an Event of Default with respect to any Class of Bonds, Bondholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Bonds advise the Clearing Agency and the Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Bondholders, then the Clearing Agency shall notify all Bondholders and the Trustee of the occurrence of any such event and of the availability of Definitive Bonds to Bondholders requesting the same. Upon surrender to the Trustee of the typewritten Bond or Bonds representing the Book-Entry Bonds by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Trustee shall recognize the Holders of the Definitive Bonds as Bondholders., the Trustee shall give all such notices and communications specified herein to be given to Holders of Bonds of such Class to the Clearing Agency.

     (c) If (i) the Clearing Agency advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Bonds of a Class, and the Trustee or the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Bonds of such Class or (iii) after the occurrence of an Event of Default with respect to any Class of Bonds, Bondholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Bonds advise the Clearing Agency and the Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Bondholders, then the Clearing Agency shall notify all Bondholders and the Trustee of the occurrence of any such event and of the availability of Definitive Bonds to Bondholders requesting the same. Upon surrender to the Trustee of the typewritten Bond or Bonds representing the Book-Entry Bonds by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Trustee shall recognize the Holders of the Definitive Bonds as Bondholders.

     Section 2.12. Release of Collateral. Subject to Compliance Certificates and Opinions, etc., the Trustee shall release property from the Lien of this Indenture only as specified in Collection Account. or upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with Trust Indenture Act 314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the Trust Indenture Act does not require any such Independent Certificates.

                                 ARTICLE III

                                  Covenants

     Section 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Bonds in accordance with the terms of the Bonds and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Bondholder of interest or principal shall be considered as having been paid by the Issuer to such Bondholder for all purposes of this Indenture.

     Section 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders.

     Section 3.03. Money for Payments To Be Held in Trust. As provided in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts):
a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this
Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided., all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment. shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section and Collection Account..

     The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

     (b) give the Trustee notice of any Default by the Issuer (or any other obligor upon the Bonds) of which it has actual knowledge in the making of any payment required to be made with respect to the Bonds;

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

     (d) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

     (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds or other applicable abandoned property laws, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and, subject to Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture., the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless, subject to the provisions of Issuer May Consolidate, etc., Only on Certain Terms., it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral.

     Section 3.05. Protection of Collateral. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such filings with the NHPUC pursuant to the Statute, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

     (a) maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

     (b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

     (c)       enforce any of the Collateral;

     (d) preserve and defend title to the Collateral and the rights of the Trustee and the Bondholders in such Collateral against the claims of all Persons and parties, including the challenge by any party to the validity or enforceability of the Finance Order, any Issuance Advice Letter or the RRB Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the NHPUC or the State of New Hampshire of any of its obligations or duties under the Statute, the Finance Order or any Issuance Advice Letter; or

     (e) pay any and all taxes levied or assessed upon all or any part of the Collateral.

     The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any filings with the NHPUC pursuant to the Statute, financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section, it being understood that the Trustee shall have no such obligation. The Trustee agrees not to execute any such filings prior to a Default unless the Issuer shall have failed to make any such filing on a timely basis, which in the case of continuation statements with respect to financing statements and similar instruments shall mean at least five Business Days prior to the expiration date for such filing.

     The Issuer hereby agrees to file promptly after the date hereof, and the Trustee hereby authorizes the filing of, financing statements in lieu of continuation statements with respect to the financing statements filed in New Hampshire on or prior to the Issuance Date that name the Issuer as debtor in accordance with the provisions of Article 9 of the Delaware UCC to take effect after June 30, 2001.

     Section 3.06.  Opinions as to Collateral.

     (a) On the Issuance Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel,
(A) such action has been taken (and reciting the details of such action) with respect to the recording and filing of this Indenture and any other requisite documents, and with respect to the execution and filing of any filings with the NHPUC pursuant to the Statute, financing statements and continuation statements, as are necessary to perfect the Lien of this Indenture, or (B) no such action is necessary to make such Lien effective.

     (b) Prior to the effectiveness of any amendment to the Sale Agreement, the Issuer shall furnish to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the NHPUC pursuant to the Statute and any UCC financing statements, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the RRB Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     (c) The Issuer shall furnish to the Trustee not later than March 31 of each year (commencing with March 31, 2002), an Opinion of Counsel either stating that, in the opinion of such counsel, (A) such action has been taken (and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given) with respect to the recording and filing of this Indenture and any other requisite documents, and with respect to the execution and filing of any filings with the NHPUC pursuant to the Statute, financing statements and continuation statements, as are necessary to maintain and continue the perfection and priority of the Lien of this Indenture until March 31 of the following year, or (B) no such action is necessary to maintain such Lien.

     Section 3.07.  Performance of Obligations; Servicing; NHPUC Filings.

     (a) The Issuer (i) will diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) will not take any action and will use its reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly permitted in this Indenture, the Sale Agreement, the Servicing Agreement or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator and the Servicer to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including filing or causing to be filed all filings with the NHPUC pursuant to the Statute, UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly permitted therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Trustee (which consent shall not be withheld if (i) the Trustee shall have received an Officer's Certificate stating that such waiver, amendment, modification, supplement or termination shall not adversely affect in any material respect the interests of the Bondholders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto) or the Holders of at least a majority of the Outstanding Amount of Bonds.

     (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Trustee and the Rating Agencies, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the RRB Property, including the RRB Charge, the Issuer shall take all reasonable steps available to it to remedy such failure.

     (e) As promptly as possible after the giving of notice to the Servicer, the Trustee and the Rating Agencies of termination of the Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Issuer, subject to the approval of the NHPUC pursuant to the Finance Order, shall appoint a successor Servicer (the "Successor Servicer") with the Trustee's prior written consent thereto (which consent shall not be unreasonably withheld), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new Servicer, the Trustee may petition the NHPUC or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance and in compliance with Section 7.02 of the Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the RRB Property (such agreement to be in form and substance reasonably satisfactory to the Trustee).

     (f) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Trustee shall promptly notify the Issuer, the Bondholders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Issuer shall notify the Trustee, the Bondholders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

     (g) Without derogating from the absolute nature of the assignment granted to the Trustee under this Indenture or the rights of the Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Trustee (which consent shall not be withheld if (i) the Trustee shall have received an Officer's Certificate stating that such amendment, modification, waiver, supplement, termination or surrender shall not adversely affect in any material respect the interests of the Bondholders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto) or the Holders of at least a majority in Outstanding Amount of the Bonds, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of any Collateral or the Basic Documents, or waive timely performance or observance of any material term by the Seller or the Servicer under the Sale Agreement or the Servicing Agreement, respectively. If any such amendment, modification, supplement or waiver shall be so consented to by the Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect the rights of the Holders of the Bonds Outstanding at the time of any such amendment, modification, supplement or waiver, except as otherwise agreed to by the Holders in accordance with the Basic Documents.

     (h) The Issuer shall file with the Commission such periodic reports, if any, as are required from time to time under Section 13 or 15(d) of the Exchange Act.

     (i) The Issuer shall make all filings required under the Statute relating to the transfer of the ownership or security interest in the RRB Property other than those required to be made by the Seller pursuant to the Basic Documents.

     Section 3.08.  Negative Covenants.  So long as any Bonds are
Outstanding, the Issuer shall not:

     (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Trustee in accordance with Remedies;

     (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

     (c) terminate its existence or dissolve or liquidate in whole or in part; or

     (d) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the Lien of this Indenture and the Statutory Lien) to be created by the Issuer on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) subject to the Statutory Lien, permit the Lien of this Indenture not to constitute a valid first priority security interest in the Collateral.

     Section 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2002), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

     (a) a review of the activities of the Issuer during the preceding twelve months ended December 31 (or, in the case of the Officer's Certificate to be delivered on or before March 31, 2002, the period of time from the date of this Indenture until December 31, 2001), and of performance under this Indenture has been made under such Authorized Officer's supervision; and

     (b) to such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such twelve month period, or, if there has been a default in so complying with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.

     (a) The Issuer shall not consolidate or merge with or into any other Person, unless

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Bondholder;

          (v) any action as is necessary to maintain the Lien created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Issuer May Consolidate, etc., Only on Certain Terms. and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange
     Act).

     (b) Except as specifically provided herein, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, to any Person, unless

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,
     (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Bonds, (D) unless otherwise provided in the supplemental indenture referred to in clause
     (B) above, expressly agrees to indemnify, defend and hold harmless the Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Bonds and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Bonds;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Bondholder ;

          (v) any action as is necessary to maintain the Lien created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Issuer May Consolidate, etc., Only on Certain Terms. and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.11.  Successor or Transferee.

     (a) Upon any consolidation or merger of the Issuer in accordance with The Issuer shall not consolidate or merge with or into any other Person, unless, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b)       Except as set forth in Statements to Bondholders.

     (a) So long as the Trustee is the Registrar and Paying Agent, it shall deliver to each Bondholder such information in its possession as may be required to enable such Holder to prepare its federal and state income tax returns.

     (b) On or prior to each Payment Date therefor, the Trustee will deliver to each Holder of Bonds on such Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information as to the Bonds with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (i) the amount of the payment to Bondholders allocable to principal (such amount to be expressed as an aggregate dollar amount and as a dollar amount per $1,000 of original principal amount);

          (ii) the amount of the payment to Bondholders allocable to interest (such amount to be expressed as an aggregate dollar amount and as a dollar amount per $1,000 of original principal amount);

          (iii) the Outstanding Amount of the Bonds, after giving effect to payments allocated to principal reported under (i) above;

          (iv) the difference, if any, between the Outstanding Amount of the Bonds and the Projected Principal Balance as of such Payment Date, after giving effect to payments to be made on such Payment Date;

          (v) the balance of amounts on deposit in the Reserve Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (vi) the balance of amounts on deposit in the Overcollateralization Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (vii) the balance of amounts on deposit in the Capital Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (viii) the balance of amounts on deposit in the Interest Reserve Subaccount after giving effect to payments or allocations made or to be made on such Payment Date; and

          (ix) the balance of amounts on deposit in the Servicer Advance Subaccount after giving effect to payments or allocations made or to be made on such Payment Date.

On each date on which the Trustee distributes any such report to the Holders of the Bonds of any Class, the Trustee shall also distribute such report to each Rating Agency.

     (c) The Issuer shall send a copy of each Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and each Annual Accountant's Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Trustee, the Bondholders and the Rating Agencies.

     (d) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Holder of any Class of Bonds and received a payment thereon, a statement containing the sum of the amounts determined pursuant to clause (b)(i) or (ii) above with respect to such Class of Bonds for such calendar year, or, in the event such Person was a Holder of such Class of Bonds during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and that a Bondholder shall reasonably request as necessary for the purpose of such Bondholder 's preparation of its federal income tax returns.

     Section 6.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold harmless the Trustee and any of its affiliates, officials, officers, directors, employees, consultants, counsel and agents (the "Indemnified Persons") from and against any and all losses, claims, actions, suits, taxes, damages, expenses (including, without limitation, legal fees and expenses) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, administration, operation, enforcement or termination of this trust and the performance by the Trustee of its duties hereunder, the failure of the Issuer or any other Person (other than the Person being indemnified) to perform its obligations hereunder or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, provided, however, that the Issuer is not required to indemnify any Indemnified Person for any Expenses that result from the willful misconduct or gross negligence of such Indemnified Person and, provided, further, that any Expenses payable to any Indemnified Person hereunder shall be paid to the Trustee for deposit into and distribution from the Collection Account in accordance with Article VIII. The willful misconduct or negligence of any Trustee shall not affect the rights of any predecessor or successor Trustee hereunder. The Issuer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person pursuant to this Section 6.07 in the settlement of any action, proceeding or investigation without the written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Issuer under this Section 6.07, notify the Issuer in writing of such involvement. Failure by an Indemnified Person to so notify the Issuer shall relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.07, only to the extent that the Issuer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this
Section 6.07, the Issuer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Issuer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Issuer shall be entitled to appoint counsel of the Issuer's choice at the Issuer's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Issuer under this Section 6.07 (in which case the Issuer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Issuer's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Issuer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (iii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons (in addition to local counsel). The Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.07 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding. Indemnification under this Section 6.07 shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement., upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Except as specifically provided herein, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, to any Person, unless, PSNH Funding LLC will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Bonds immediately upon the delivery of written notice by PSNH Funding LLC to the Trustee stating that PSNH Funding LLC is to be so released.

     Section 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and managing the RRB Property in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

     Section 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds.

     Section 3.14. Servicer's Obligations. The Issuer shall enforce the Servicer's compliance with all of the Servicer's material obligations under the Servicing Agreement.

     Section 3.15. No Additional Bonds. The Issuer shall not issue any additional Bonds hereunder, except pursuant to Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee shall be "Registrar" for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar. or Mutilated, Destroyed, Lost or Stolen Bonds. If
(i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith..

     Section 3.16.  Guarantees, Loans, Advances and Other Liabilities.
Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.17. Capital Expenditures. Other than expenditures in an aggregate amount not to exceed $25,000 in any calendar year, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.18. Non-Routine Periodic Adjustment. The Issuer agrees that it shall not consent to a Non-Routine Periodic Adjustment pursuant to
Section 4.01(c) of the Servicing Agreement unless the Rating Agency Condition shall have been satisfied.

     Section 3.19. Restricted Payments. The Issuer shall not, directly or indirectly, while the Bonds are Outstanding (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds distributed to the Issuer pursuant to On any Business Day upon which the Trustee receives a written request from the Servicer stating that (A) the Servicer is obligated under Section 5.02(d) of the Servicing Agreement to institute any action or proceeding on behalf of Bondholders to compel performance by the NHPUC or the State of New Hampshire of any of their obligations or duties under the Statute, the Finance Order or any Advice Letter, (B) in order to satisfy such obligations, the Servicer must incur Operating Expenses that are payable from RRB Charge Collections in accordance with Section 5.02(d) of the Servicing Agreement, (C) the Servicer is obligated under Section 5.02(d) of the Servicing Agreement to advance its own funds to pay such Operating Expenses because payment of such Operating Expenses pursuant to Section 8.02(d) has been delayed and (D) the Servicer is unable to advance its own funds to pay such Operating Expenses, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment on account of such Operating Expenses on or before the date such payment is due from amounts on deposit in the Servicer Advance Subaccount, only to the extent required to make such payment. Amounts paid on account of any Operating Expenses pursuant to this Section 8.02(j) shall not be replenished to the Servicer Advance Subaccount, and the Operating Expenses on account of which such amounts were paid shall remain payable as Operating Expenses advanced by the Servicer in accordance with Section 5.02(d) of the Servicing Agreement and Section 8.02(d). On the last day of each month, the Trustee shall pay to the Issuer, upon receipt of an Issuer Request, free from the Lien of this Indenture, all amounts on deposit in the Servicer Advance Subaccount that represent net investment earnings on the Servicer Advance Subaccount.
Amounts on deposit in the Servicer Advance Subaccount shall be applied only in accordance with this Section 8.02(j) and, upon termination of this Indenture, shall be released from the Lien of this Indenture in accordance with Section 8.05(b).; and provided, further, that, if no Event of Default shall have occurred and be continuing, the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds distributed to the Issuer pursuant to the other provisions of Collection Account. to the extent that such distributions would not cause the amount of the Capital Subaccount to decline below the Required Capital Level. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.20. Notice of Events of Default. The Issuer agrees to give the Trustee, and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

     Without limiting the foregoing, the Issuer shall deliver to a Responsible Officer of the Trustee and to the Rating Agencies, within five Business Days after an Authorized Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.010, its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 3.21. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture. The Issuer will take all actions, and make all filings, necessary to obtain and maintain a first priority perfected security interest in the Collateral in favor of the Trustee.

     Section 3.22. Change in Chief Executive Office or Jurisdiction of Organization. The Issuer shall not change its chief executive office or the jurisdiction of its formation without previously having delivered to the Trustee an Opinion of Counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first priority perfected security interest of the Trustee in the Collateral.

     Section 3.23. Notice to Rating Agencies of Amendment of Other Basic Documents. Promptly after the execution of any amendment to any of the Basic Documents (other than this Indenture), the Issuer shall mail to the Rating Agencies a notice setting forth in general terms the substance of such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment. If any such amendment requires satisfaction of the Rating Agency Condition, the notice requirements contained in this are in addition to the notice requirements that may otherwise apply. Notice to the Rating Agencies of the execution by the Issuer and the Trustee of any supplemental indenture pursuant to Supplemental Indentures Without Consent of Bondholders. Without the consent of the Bondholders but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form reasonably satisfactory to the Trustee, for any of the following purposes: or Supplemental Indentures with Consent of Bondholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Bonds of each Class to be affected, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each Class affected thereby: shall be given by the Trustee in accordance with such Section.

                                 ARTICLE IV

                   Satisfaction and Discharge; Defeasance

     Section 4.01.  Satisfaction and Discharge of Indenture; Defeasance.

     (a) This Indenture shall cease to be of further effect with respect to the Bonds and the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds, when

          (i) either all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and
     (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Money for Payments To Be Held in Trust. As provided in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts):
     a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount.
     Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided., all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment. shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section and Collection Account..) have been delivered to the Trustee for cancellation; or the Scheduled Maturity Date or Redemption Date has occurred with respect to all Bonds not theretofore delivered to the Trustee for cancellation, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation on the Scheduled Maturity Date therefor;

          (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (iii) the Issuer has delivered to the Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the Trust Indenture Act or the Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Bonds have been complied with.

     (b) Subject to Sections Notwithstanding Sections 4.01(a) and 4.01(b), (i) rights of registration of transfer and exchange,
(ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders to receive payments of principal and interest,
(iv) Sections 4.03, 4.04 and 11.19, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03) and
(vi) the rights of Bondholders as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Bonds, as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b), have been paid in full. Thereafter, the obligations in Sections 4.04, Section 6.07 and 11.19 shall survive. and 0, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds ("Legal Defeasance Option") or (ii) its obligations under Sections Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless, subject to the provisions of Issuer May Consolidate, etc., Only on Certain Terms., it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral., Protection of Collateral. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such filings with the NHPUC pursuant to the Statute, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:, Opinions as to Collateral., Performance of Obligations; Servicing; NHPUC Filings., Negative Covenants. So long as any Bonds are Outstanding, the Issuer shall not:, Annual Statement as to Compliance. The Issuer will deliver to the Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2002), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that, Issuer May Consolidate, etc., Only on Certain Terms., No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and managing the RRB Property in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto., No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds., Servicer's Obligations. The Issuer shall enforce the Servicer's compliance with all of the Servicer's material obligations under the Servicing Agreement., No Additional Bonds. The Issuer shall not issue any additional Bonds hereunder, except pursuant to Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee shall be "Registrar" for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar. or Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.., Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person., Capital Expenditures. Other than expenditures in an aggregate amount not to exceed $25,000 in any calendar year, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). and Non-Routine Periodic Adjustment. The Issuer agrees that it shall not consent to a Non-Routine Periodic Adjustment pursuant to
Section 4.01(c) of the Servicing Agreement unless the Rating Agency Condition shall have been satisfied. and the operation of (i) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or (ii) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made and, in any case under clause (i) or clause (ii), such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or ("Covenant Defeasance Option") with respect to the Bonds. The Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option.

     If the Issuer exercises the Legal Defeasance Option, the maturity of the Bonds may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Bonds may not be accelerated because of an Event of Default specified in (i) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or (ii) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made and, in any case under clause (i) or clause (ii), such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or.

     Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

     (c) Notwithstanding Sections This Indenture shall cease to be of further effect with respect to the Bonds and the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds, when and Subject to Sections Notwithstanding Sections 4.01(a) and 4.01(b), (i) rights of registration of transfer and exchange,
(ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders to receive payments of principal and interest,
(iv) Sections 4.03, 4.04 and 11.19, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03) and
(vi) the rights of Bondholders as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Bonds, as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b), have been paid in full. Thereafter, the obligations in Sections 4.04, Section 6.07 and 11.19 shall survive. and 0, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds ("Legal Defeasance Option") or (ii) its obligations under Sections Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless, subject to the provisions of Issuer May Consolidate, etc., Only on Certain Terms., it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral., Protection of Collateral. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such filings with the NHPUC pursuant to the Statute, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:, Opinions as to Collateral., Performance of Obligations; Servicing; NHPUC Filings., Negative Covenants. So long as any Bonds are Outstanding, the Issuer shall not:, Annual Statement as to Compliance. The Issuer will deliver to the Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2002), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that, Issuer May Consolidate, etc., Only on Certain Terms., No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and managing the RRB Property in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto., No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds., Servicer's Obligations. The Issuer shall enforce the Servicer's compliance with all of the Servicer's material obligations under the Servicing Agreement., No Additional Bonds. The Issuer shall not issue any additional Bonds hereunder, except pursuant to Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee shall be "Registrar" for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar. or Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.., Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person., Capital Expenditures. Other than expenditures in an aggregate amount not to exceed $25,000 in any calendar year, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). and Non-Routine Periodic Adjustment. The Issuer agrees that it shall not consent to a Non-Routine Periodic Adjustment pursuant to
Section 4.01(c) of the Servicing Agreement unless the Rating Agency Condition shall have been satisfied. and the operation of (i) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or (ii) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made and, in any case under clause (i) or clause (ii), such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or ("Covenant Defeasance Option") with respect to the Bonds. The Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option., (i) rights of registration of transfer and exchange,
(ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders to receive payments of principal and interest,
(iv) Sections Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law., Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Bonds, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys. and Nonpetition Covenants. Notwithstanding any prior termination of this Indenture, but subject to the NHPUC's right to order the sequestration and payment of revenues arising with respect to the RRB Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the RRB Property pursuant to RSA 369-B:7, VI and RSA 369-B:7, VIII, the Trustee shall not, prior to the date which is one year and one day after the termination of this Indenture with respect to the Issuer, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer., (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold harmless the Trustee and any of its affiliates, officials, officers, directors, employees, consultants, counsel and agents (the "Indemnified Persons") from and against any and all losses, claims, actions, suits, taxes, damages, expenses (including, without limitation, legal fees and expenses) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, administration, operation, enforcement or termination of this trust and the performance by the Trustee of its duties hereunder, the failure of the Issuer or any other Person (other than the Person being indemnified) to perform its obligations hereunder or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, provided, however, that the Issuer is not required to indemnify any Indemnified Person for any Expenses that result from the willful misconduct or gross negligence of such Indemnified Person and, provided, further, that any Expenses payable to any Indemnified Person hereunder shall be paid to the Trustee for deposit into and distribution from the Collection Account in accordance with Article VIII. The willful misconduct or negligence of any Trustee shall not affect the rights of any predecessor or successor Trustee hereunder. The Issuer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person pursuant to this Section 6.07 in the settlement of any action, proceeding or investigation without the written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Issuer under this Section 6.07, notify the Issuer in writing of such involvement. Failure by an Indemnified Person to so notify the Issuer shall relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.07, only to the extent that the Issuer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.07, the Issuer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Issuer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Issuer shall be entitled to appoint counsel of the Issuer's choice at the Issuer's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Issuer under this Section 6.07 (in which case the Issuer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Issuer's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Issuer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (iii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons (in addition to local counsel). The Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.07 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding. Indemnification under this Section 6.07 shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement. and the obligations of the Trustee under Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.) and (vi) the rights of Bondholders as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Bonds, as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to This Indenture shall cease to be of further effect with respect to the Bonds and the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds, when or Subject to Sections Notwithstanding
Sections 4.01(a) and 4.01(b), (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds,
(iii) rights of Bondholders to receive payments of principal and interest,
(iv) Sections 4.03, 4.04 and 11.19, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03) and
(vi) the rights of Bondholders as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Bonds, as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b), have been paid in full. Thereafter, the obligations in Sections 4.04, Section 6.07 and 11.19 shall survive. and 0, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds ("Legal Defeasance Option") or (ii) its obligations under Sections Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless, subject to the provisions of Issuer May Consolidate, etc., Only on Certain Terms., it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral., Protection of Collateral. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such filings with the NHPUC pursuant to the Statute, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:, Opinions as to Collateral., Performance of Obligations; Servicing; NHPUC Filings., Negative Covenants. So long as any Bonds are Outstanding, the Issuer shall not:, Annual Statement as to Compliance. The Issuer will deliver to the Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2002), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that, Issuer May Consolidate, etc., Only on Certain Terms., No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and managing the RRB Property in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto., No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds., Servicer's Obligations. The Issuer shall enforce the Servicer's compliance with all of the Servicer's material obligations under the Servicing Agreement., No Additional Bonds. The Issuer shall not issue any additional Bonds hereunder, except pursuant to Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee shall be "Registrar" for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar. or Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date or Mandatory Redemption Date, as applicable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.., Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person., Capital Expenditures. Other than expenditures in an aggregate amount not to exceed $25,000 in any calendar year, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). and Non-Routine Periodic Adjustment. The Issuer agrees that it shall not consent to a Non-Routine Periodic Adjustment pursuant to
Section 4.01(c) of the Servicing Agreement unless the Rating Agency Condition shall have been satisfied. and the operation of (i) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or (ii) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made and, in any case under clause (i) or clause (ii), such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or ("Covenant Defeasance Option") with respect to the Bonds. The Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option., have been paid in full. Thereafter, the obligations in Sections Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Bonds, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys., Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold harmless the Trustee and any of its affiliates, officials, officers, directors, employees, consultants, counsel and agents (the "Indemnified Persons") from and against any and all losses, claims, actions, suits, taxes, damages, expenses (including, without limitation, legal fees and expenses) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, administration, operation, enforcement or termination of this trust and the performance by the Trustee of its duties hereunder, the failure of the Issuer or any other Person (other than the Person being indemnified) to perform its obligations hereunder or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, provided, however, that the Issuer is not required to indemnify any Indemnified Person for any Expenses that result from the willful misconduct or gross negligence of such Indemnified Person and, provided, further, that any Expenses payable to any Indemnified Person hereunder shall be paid to the Trustee for deposit into and distribution from the Collection Account in accordance with Article VIII. The willful misconduct or negligence of any Trustee shall not affect the rights of any predecessor or successor Trustee hereunder. The Issuer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person pursuant to this Section 6.07 in the settlement of any action, proceeding or investigation without the written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Issuer under this Section 6.07, notify the Issuer in writing of such involvement. Failure by an Indemnified Person to so notify the Issuer shall relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.07, only to the extent that the Issuer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this
Section 6.07, the Issuer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Issuer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Issuer shall be entitled to appoint counsel of the Issuer's choice at the Issuer's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Issuer under this Section 6.07 (in which case the Issuer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Issuer's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Issuer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (iii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons (in addition to local counsel). The Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.07 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding. Indemnification under this Section 6.07 shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement. and Nonpetition Covenants. Notwithstanding any prior termination of this Indenture, but subject to the NHPUC's right to order the sequestration and payment of revenues arising with respect to the RRB Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the RRB Property pursuant to RSA 369-B:7, VI and RSA 369-B:7, VIII, the Trustee shall not, prior to the date which is one year and one day after the termination of this Indenture with respect to the Issuer, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer. shall survive.

     Section 4.02. Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option of Bonds only if:

     (a) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of principal of and interest on each such Bond to the Scheduled Maturity Date, Optional Redemption Date or Mandatory Redemption Date therefor, as applicable;

     (b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Bonds (i) subject to clause (ii), principal in accordance with the Expected Amortization Schedule therefor,
(ii) if to be redeemed, the Optional Redemption Price or Mandatory Redemption Price, as applicable, therefor on the related Optional Redemption Date or Mandatory Redemption Date, as applicable and (iii) interest when due;

     (c) in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or or 0 occurs which is continuing at the end of the period;

     (d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

     (e) in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that
(i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

     (f) in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (g) the Issuer delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Bonds to the extent contemplated by this Article Satisfaction and Discharge; Defeasance have been complied with.

     Before or after a deposit pursuant to this Conditions to Defeasance.
The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option of Bonds only if:, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Bonds at a future date in accordance with Redemption Of Bonds.

     Section 4.03. Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Satisfaction and Discharge of Indenture; Defeasance. or Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option of Bonds only if: shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.

     Section 4.04. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Bonds, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Money for Payments To Be Held in Trust. As provided in Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts): a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Section 8.02. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided., all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment. shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section and Collection Account.. and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                  Remedies

     Section 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on any Bond when the same becomes due and payable, and such default shall continue for a period of five days; or

     (b) default in the payment of the then unpaid principal of any Bond on the Final Maturity Date; or

     (c) default in the payment of the Optional Redemption Price for the Bonds on the Optional Redemption Date therefor, or a default in the payment of the Mandatory Redemption Price for the Bonds on the Mandatory Redemption Date; or

     (d) (i) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or (ii) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made and, in any case under clause
(i) or clause (ii), such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (f) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

     (g)       a breach of the State Pledge by the State of New Hampshire.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default, other than an Event of Default pursuant to a breach of the State Pledge by the State of New Hampshire., should occur and be continuing, then and in every such case, the Trustee may and, upon the written direction of the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds, shall declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Remedies provided, the Holders of Bonds representing a majority of the Outstanding Amount of the Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

     (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

               (1) all payments of principal of and interest on all
                 Bonds and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

               (2) all sums paid or advanced by the Trustee hereunder
                 and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and all amounts due under the Fee and Indemnity Agreement; and

     (b) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Bonds as provided in
Section 5.02, the Holders of Bonds of not less than a majority of the Outstanding Amount of the Bonds may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Bond or of all Classes affected, which Defaults may be waived only by the Holders of each Bond, or each affected Class, as the case may be. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto..

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

     (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Bond when the same becomes due and payable, and such default continues for a period of five days, (ii) default is made in the payment of the then unpaid principal of any Bond on the Final Maturity Date for such Bond or (iii) default is made in the payment of the Optional Redemption Price or Mandatory Redemption Price, as applicable, for any Bond on the Optional Redemption Date or Mandatory Redemption Date, as applicable, therefor, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Bonds, the whole amount then due and payable on such Bonds for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Bonds of the applicable Class and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and an amount sufficient to cover all amounts required to be paid by the Issuer under the Fee and Indemnity Agreement.

     (b) Subject to Section 11.16, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Bonds, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Remedies; Priorities., in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Bonds, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of (A) the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or willful misconduct), (B) the Bondholders and (C) each Person for whom a claim may be made under the Fee and Indemnity Agreement, allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; and

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Trustee on their behalf;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Trustee (or such other beneficiary of the Fee and Indemnity Agreement) such amounts as shall be sufficient to cover reasonable compensation and other amounts owing hereunder to the Trustee or such Person, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct.

     (e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Bonds, may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds.

     (g) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

     Section 5.04.  Remedies; Priorities.

     (a) If an Event of Default, other than an Event of Default pursuant to a breach of the State Pledge by the State of New Hampshire. (the remedy for which is set forth in Section 5.04(b)), shall have occurred and be continuing, the Trustee may do one or more of the following (subject to Optional Possession of the Collateral. If the Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Collateral.
It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Bonds moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

          (iii) exercise any remedies of a secured party under the UCC, the Statute or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Bonds; and

          (iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Trustee may not sell or otherwise liquidate any portion of the Collateral following an Event of Default, other than an Event of Default described in default in the payment of any interest on any Bond when the same becomes due and payable, and such default shall continue for a period of five days; or, 0 or 0, unless (A) the Holders of 100 percent of the Outstanding Amount of the Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Bondholders are sufficient to discharge in full all amounts then due and unpaid upon such Bonds for principal and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment. or (C) the Trustee determines that the Collateral will not continue to provide sufficient funds for all payments on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Trustee obtains the consent of Holders of 66-2/3 percent of the Outstanding Amount of the Bonds. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     (b) If an Event of Default pursuant to a breach of the State Pledge by the State of New Hampshire. shall have occurred and be continuing, then the Trustee, in its own name and as trustee of an express trust, shall be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and may prosecute any such suit, action or proceeding to judgment or final decree.

     (c) If the Trustee collects any money pursuant to this Remedies, it shall pay out such money in accordance with the priorities set forth in On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment..

     Section 5.05. Optional Possession of the Collateral. If the Bonds have been declared to be due and payable under Acceleration of Maturity; Rescission and Annulment. If an Event of Default, other than an Event of Default pursuant to a breach of the State Pledge by the State of New Hampshire., should occur and be continuing, then and in every such case, the Trustee may and, upon the written direction of the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds, shall declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     Section 5.06. Limitation of Suits. No Holder of any Bond shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, and each Holder agrees, by its acceptance of any Bond, to the fullest extent permitted by law, not to avail itself of any remedies in the Statute or to utilize or enforce the Statutory Lien, unless:

     (a) such Holder previously has given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25 percent of the Outstanding Amount of the Bonds have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Bonds;

it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than a majority of the Outstanding Amount of the Bonds, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07. Unconditional Rights of Bondholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional,
(a) to receive payment of (i) the interest, if any, on such Bond on or after the due dates thereof expressed in such Bond or in this Indenture, (ii) the unpaid principal, if any, of such Bonds on or after the Final Maturity Date therefor or (iii) in the case of redemption, receive payment of the unpaid principal of and interest, if any, on such Bond on or after the Optional Redemption Date or Mandatory Redemption Date, as applicable, therefor and
(b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Bondholder , then and in every such case the Issuer, the Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Trustee or any Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Remedies or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

     Section 5.11. Control by Bondholders. The Holders of a majority of the Outstanding Amount of the Bonds (or, if less than all Classes are affected, the affected Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Bonds of such Class or Classes or exercising any trust or power conferred on the Trustee with respect to such Class or Classes; provided, however, that

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Remedies; Priorities., any direction to the Trustee to sell or liquidate the Collateral shall be by the Holders of Bonds representing not less than 100 percent of the Outstanding Amount of the Bonds;

     (c) if the conditions set forth in Optional Possession of the Collateral. If the Bonds have been declared to be due and payable under Acceleration of Maturity; Rescission and Annulment. If an Event of Default, other than an Event of Default pursuant to a breach of the State Pledge by the State of New Hampshire., should occur and be continuing, then and in every such case, the Trustee may and, upon the written direction of the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds, shall declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose. have been satisfied and the Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Trustee by Holders of Bonds representing less than 100 percent of the Outstanding Amount of the Bonds to sell or liquidate the Collateral shall be of no force and effect; and

     (d) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Duties of Trustee., the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Bondholders not consenting to such action.

     Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Bonds as provided in Acceleration of Maturity; Rescission and Annulment. If an Event of Default, other than an Event of Default pursuant to a breach of the State Pledge by the State of New Hampshire., should occur and be continuing, then and in every such case, the Trustee may and, upon the written direction of the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds, shall declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable., the Holders of Bonds of not less than a majority of the Outstanding Amount of the Bonds may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Bond or of all Classes affected, which Defaults may be waived only by the Holders of each Bond, or each affected Class, as the case may be. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10 percent of the Outstanding Amount of the Bonds or (c) any suit instituted by any Bondholder for the enforcement of the payment of (i) interest on any Bond on or after the due dates expressed in such Bond and in this Indenture, (ii) the unpaid principal, if any, of any Bond on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid principal of and interest on any Bond on or after the Optional Redemption Date or Mandatory Redemption Date, as applicable, therefor.

     Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15. Action on Bonds. The Trustee's right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

     Section 5.16.  Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Trustee to do so and at the Issuer's expense, the Issuer agrees to take all such lawful action as the Trustee may reasonably request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale Agreement and the Servicing Agreement, respectively.

     (b) If an Event of Default has occurred, the Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3 percent of the Outstanding Amount of the Bonds , shall, subject to Article The Trustee, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement or the Servicing Agreement, respectively, and any right of the Issuer to take such action shall be suspended.

                                 ARTICLE VI

                                 The Trustee

     Section 6.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)       Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph Except during the continuance of an Event of Default: of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Control by Bondholders. The Holders of a majority of the Outstanding Amount of the Bonds (or, if less than all Classes are affected, the affected Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Bonds of such Class or Classes or exercising any trust or power conferred on the Trustee with respect to such Class or Classes; provided, however, that.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs., Except during the continuance of an Event of Default: and The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Sale Agreement or the Servicing Agreement.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

     (i) In the event that the Trustee is also acting as Paying Agent or Registrar hereunder, this Article The Trustee shall also be afforded to such Paying Agent or Registrar.

     (j) Under no circumstances shall the Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Bonds or any Basic Document.

     Section 6.02. Rights of Trustee. Subject to the provisions of Trust Indenture Act 315:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance upon any resolution, Bond, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any matter or fact stated in such document;

     (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Request;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Issuer;

     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the cost, expenses (including reasonable legal fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Bond, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee appointed with due care by it hereunder;

     (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not reasonably assured to it;

     (j) the Trustee shall not be personally liable for any action taken or suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith;

     (k) in the event that the Trustee is also acting as Paying Agent, authenticating agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded to such Paying Agent, authenticating agent or Registrar;

     (l) the Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, the Servicer or a majority of the Holders of Bonds of the Class or Classes so affected; and

     (m) without limiting its rights under bankruptcy law, when the Trustee incurs expenses or renders services in connection with the insolvency or bankruptcy of any party hereto or with the Basic Documents to which it is a party, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law.

     Section 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections Corporate Trustee Required; Eligibility. and Preferential Collection of Claims Against Issuer. The Trustee shall comply with Trust Indenture Act 311(a), excluding any creditor relationship listed in Trust Indenture Act 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act 311(a) to the extent provided therein..

     Section 6.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Issuer's use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Trustee's certificate of authentication.

     Section 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Bonds and to the Rating Agencies notice of the Default within 30 days after it has such actual knowledge.

     Section 6.06.  Statements to Bondholders.

     (a) So long as the Trustee is the Registrar and Paying Agent, it shall deliver to each Bondholder such information in its possession as may be required to enable such Holder to prepare its federal and state income tax returns.

     (b) On or prior to each Payment Date therefor, the Trustee will deliver to each Holder of Bonds on such Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information as to the Bonds with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (i) the amount of the payment to Bondholders allocable to principal (such amount to be expressed as an aggregate dollar amount and as a dollar amount per $1,000 of original principal amount);

          (ii) the amount of the payment to Bondholders allocable to interest (such amount to be expressed as an aggregate dollar amount and as a dollar amount per $1,000 of original principal amount);

          (iii) the Outstanding Amount of the Bonds, after giving effect to payments allocated to principal reported under (i) above;

          (iv) the difference, if any, between the Outstanding Amount of the Bonds and the Projected Principal Balance as of such Payment Date, after giving effect to payments to be made on such Payment Date;

          (v) the balance of amounts on deposit in the Reserve Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (vi) the balance of amounts on deposit in the Overcollateralization Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (vii) the balance of amounts on deposit in the Capital Subaccount after giving effect to payments or allocations made or to be made on such Payment Date;

          (viii) the balance of amounts on deposit in the Interest Reserve Subaccount after giving effect to payments or allocations made or to be made on such Payment Date; and

          (ix) the balance of amounts on deposit in the Servicer Advance Subaccount after giving effect to payments or allocations made or to be made on such Payment Date.

On each date on which the Trustee distributes any such report to the Holders of the Bonds of any Class, the Trustee shall also distribute such report to each Rating Agency.

     (c) The Issuer shall send a copy of each Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and each Annual Accountant's Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Trustee, the Bondholders and the Rating Agencies.

     (d) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Holder of any Class of Bonds and received a payment thereon, a statement containing the sum of the amounts determined pursuant to clause (b)(i) or (ii) above with respect to such Class of Bonds for such calendar year, or, in the event such Person was a Holder of such Class of Bonds during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and that a Bondholder shall reasonably request as necessary for the purpose of such Bondholder 's preparation of its federal income tax returns.

     Section 6.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold harmless the Trustee and any of its affiliates, officials, officers, directors, employees, consultants, counsel and agents (the "Indemnified Persons") from and against any and all losses, claims, actions, suits, taxes, damages, expenses (including, without limitation, legal fees and expenses) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, administration, operation, enforcement or termination of this trust and the performance by the Trustee of its duties hereunder, the failure of the Issuer or any other Person (other than the Person being indemnified) to perform its obligations hereunder or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, provided, however, that the Issuer is not required to indemnify any Indemnified Person for any Expenses that result from the willful misconduct or gross negligence of such Indemnified Person and, provided, further, that any Expenses payable to any Indemnified Person hereunder shall be paid to the Trustee for deposit into and distribution from the Collection Account in accordance with Article Accounts, Disbursements and Releases. The willful misconduct or negligence of any Trustee shall not affect the rights of any predecessor or successor Trustee hereunder. The Issuer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person pursuant to this in the settlement of any action, proceeding or investigation without the written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Issuer under this notify the Issuer in writing of such involvement.  Failure by an
Indemnified Person to so notify the Issuer shall relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this
 , only to the extent that the
Issuer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this reference., the Issuer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Issuer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Issuer shall be entitled to appoint counsel of the Issuer's choice at the Issuer's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Issuer under this
(in which case the Issuer shall not thereafter be
responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Issuer's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Issuer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (iii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons (in addition to local counsel). The Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought
under this   (whether or not the
Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding. Indemnification under this shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement.

     The Issuer's payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or or 0 with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08.  Corporate Trustee Required; Eligibility.

     (a) The Trustee shall at all times be eligible to act as a trustee under Trust Indenture Act 310(a) and Section 26(a)(i) of the Investment Company Act of 1940, shall have a combined capital and surplus of at least $50,000,000 and shall have a long-term debt rating of at least A by Moody's and Standard & Poor's. If such entity publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, State or territorial supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall comply with Trust Indenture Act 310(b), including the optional provision permitted by the second sentence of Trust Indenture Act 310(b)(9); provided, however, that there shall be excluded from the operation of Trust Indenture Act
 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act 310(b)(1) are met.

     (b) In determining whether the Trustee has a conflicting interest under Trust Indenture Act 310(b) and this Section, each other Class of Bonds will be treated as having been issued under an indenture other than this Indenture.

     (c) If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.09.

     Section 6.09.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective (i) until the acceptance of appointment by the successor Trustee under Section 6.10 and
(ii) other than in the case of paragraph (b) below, unless a successor Trustee has been appointed and has accepted such appointment and the Rating Agency Condition shall have been satisfied.

     (b) The Trustee may resign at any time in the case of a conflicting interest as determined in accordance with Section 6.08(b) by giving written notice thereof to the Issuer, the Registrar, the Paying Agent and any authenticating agent. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Issuer within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time in the case of a conflicting interest as determined in accordance with Section 6.08(b) by Act of Bondholders holding Bonds representing not less than a majority of the Outstanding Amount of the Bonds delivered to the Trustee and to the Issuer.

     (d) Upon 30 days' written notice, the Trustee (i) may resign with respect to the Bonds as a whole by giving such written notice to the Issuer, the Registrar, the Paying Agent and any authenticating agent or (ii) may be removed with respect to the Bonds as a whole by Act of Bondholders holding Bonds representing not less than a majority of the Outstanding Amount of Bonds delivered to the Issuer. If an instrument of acceptance by a successor Trustee with respect to the Bonds as a whole shall not have been delivered to the Issuer within 90 days after the giving of such notice of resignation or Act by the Bondholders as a whole for removal of the Trustee, the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Bonds as a whole.

     (e)       If at any time:

          (i)  the Trustee shall fail to comply with Trust Indenture Act
     310 after written request therefor by the Issuer or by any Holder of Bonds who has been a bona fide Holder of Bonds for at least six months; or

          (ii) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer or by any Bondholder; or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (iv) the Trustee shall fail to perform its obligations hereunder in any material respect and shall not have cured such failure within 30 days after written notice thereof from the Issuer or any Bondholder;

then, in any case, (x) the Issuer may remove the Trustee or (y) any Holder of Bonds who has been a bona fide Holder of Bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Bondholders representing not less than a majority of the Outstanding Amount of the Bonds delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Holder of Bonds who has been a bona fide Holder of Bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Register and to each Rating Agency and the Issuer. Each notice shall include the name of such successor Trustee and the address of the corporate trust office of such successor Trustee.

     (h) The Issuer shall notify the Rating Agencies of any resignation and removal of the Trustee and appointment of a successor Trustee under this
Section 6.09.

     Section 6.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts. No Trustee hereunder shall be liable for the acts or omissions of any successor Trustee.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and any and all amounts due and payable to the predecessor Trustee have been paid.

     Section 6.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

     Section 6.12.  Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Bondholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. The Trustee shall give prompt written notice to the Bondholders of the appointment of any co-trustee or separate trustee.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article The Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.13. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Trust Indenture Act 311(a), excluding any creditor relationship listed in Trust Indenture Act 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act 311(a) to the extent provided therein.

     Section 6.14. Registration of Eligible Investments in Trustee's Name. The Trustee agrees that all Eligible Investments, if any, shall be issued in the name of the Trustee or its nominee, on behalf of the Issuer, and held by the Trustee, or, if not so held, the Trustee or its nominee, on behalf of the Issuer, shall be reflected as the owner of such Eligible Investments, as the case may be, in the register of the issuer of such Eligible Investments. In no event shall the Trustee invest in, or hold, Eligible Investments in a manner that would cause the Trustee not to have the ownership interest or first priority security interest in such Eligible Investments under the applicable provisions of the Uniform Commercial Code in effect in the location where the Trustee holds such Eligible Investments or other applicable law then in effect.

     Section 6.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

     (a) the Trustee is a banking corporation validly existing in good standing under the laws of New York; and

     (b) the Trustee has full power (including trust powers), authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

     (c) when delivered by the Trustee, the Bonds will have been duly authenticated by the Trustee.

     Section 6.16. Covenants of the Trustee. The Trustee hereby covenants and agrees as follows:

     (a) the Trustee will establish the Collection Account as a Securities Account;

     (b) the financial institution that is the Trustee, acting as Securities Intermediary, will identify the Collection Account in its records as a Securities Account of the Trustee and will identify the Trustee in such records as the Person having the Security Entitlement against the Securities Intermediary with respect to the Securities Account and all Security Entitlements carried in the Securities Account;

     (c) the financial institution that is the Trustee, acting as Securities Intermediary, will maintain accurate and complete records of the Financial Assets in the Securities Account such that the Collateral is objectively determinable;

     (d) the financial institution that is the Trustee, acting as Securities Intermediary, will in the ordinary course of its business, maintain securities accounts for its customers, will act in that capacity in holding the Securities Account under this Indenture and will at all times be located in and maintain its books and records relating to all of these securities in the State of New York;

     (e) the financial institution that is the Trustee, acting as Securities Intermediary, will treat all Eligible Investments as Financial Assets and will duly hold the Eligible Investments in the Securities Account; and

     (f) the financial institution that is the Trustee, acting as Securities Intermediary, will not agree to comply with entitlement orders of any Person other than the Trustee with respect to the Securities Account or any Security Entitlements carried in the Securities Account and agrees to comply with entitlement orders of the Trustee without the consent of any other Person.

                                 ARTICLE VII

                       Bondholders' Lists and Reports

     Section 7.01. Issuer To Furnish Trustee Names and Addresses of Bondholders. The Registrar on behalf of the Issuer will furnish or cause to be furnished to the Trustee within 15 days after each Record Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Issuer as to the names and addresses of the Bondholders, in each case as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

     Upon the written request of any Bondholder or Bondholders of record holding Bonds evidencing not less than ten percent of the aggregate Outstanding Amount of Bonds, the Trustee shall afford such Bondholder or Bondholders access during business hours to the current list of Bondholders for purposes of communicating with other Bondholders with respect to their rights under this Indenture.

     Section 7.02.  Preservation of Information; Communications to
Bondholders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list furnished to the Trustee as provided in Issuer To Furnish Trustee Names and Addresses of Bondholders. The Registrar on behalf of the Issuer will furnish or cause to be furnished to the Trustee within 15 days after each Record Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Issuer as to the names and addresses of the Bondholders, in each case as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished. and the names and addresses of Holders of Bonds received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in such Issuer To Furnish Trustee Names and Addresses of Bondholders. The Registrar on behalf of the Issuer will furnish or cause to be furnished to the Trustee within 15 days after each Record Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Issuer as to the names and addresses of the Bondholders, in each case as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished. upon receipt of a new list so furnished.

     (b)       Bondholders may communicate pursuant to Trust Indenture
Act 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

     (c) The Issuer, the Trustee and the Registrar shall have the protection of Trust Indenture Act 312(c).

     Section 7.03.  Reports by Issuer.

     (a)       The Issuer shall:

          (i) so long as the Issuer is required to file such documents with the Commission, file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Bondholders described in Trust Indenture Act 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses 0 and 0 of this The Issuer shall: as may be required by rules and regulations prescribed from time to time by the Commission; and

          (iv) pursuant to Trust Indenture Act 314(a)(4), the Issuer shall furnish to the Trustee, not less often than annually and prior to January 31 of each year, commencing January 31, 2002, a certificate as to the Issuer's compliance with all conditions and covenants under this Indenture. For purposes of this Section 7.03(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. In addition, the Trustee shall forward such certificate to the Bondholders.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04. Reports by Trustee. If required by Trust Indenture Act 313(a), within 60 days after December 31 of each year, commencing December
31, 2001, the Trustee shall mail to each Holder of Bonds as required by Trust Indenture Act 313(c) a brief report dated as of such date that complies with Trust Indenture Act 313(a). The Trustee also shall comply with Trust Indenture Act 313(b).

     A copy of each report at the time of its mailing to Bondholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Bonds are listed. The Issuer shall notify the Trustee if and when the Bonds are listed on any stock exchange.

                                ARTICLE VIII

                    Accounts, Disbursements and Releases

     Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture, and the Fee and Indemnity Agreement. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article The Trustee, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Remedies.

     Section 8.02.  Collection Account.

     (a) Prior to the Issuance Date, the Issuer shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the deposit of amounts remitted to the Trustee for deposit therein on the Issuance Date, RRB Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the "Collection Account"). The Trustee shall hold the Collection Account for the benefit of Bondholders, the Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of six subaccounts (which need not be separate bank accounts): a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), an overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount"), an interest reserve subaccount (the "Interest Reserve Subaccount") and a servicer advance subaccount (the "Servicer Advance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, the Interest Reserve Subaccount and the Servicer Advance Subaccount, together with interest earnings thereon) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Collection Account.. The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in General Provisions Regarding the Collection Account., all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided.

     (b) The Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Collection Account..

     (c) All RRB Charge Payments and other remittances under the Servicing Agreement shall be deposited in the General Subaccount as provided in Section 4.03 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account and all allocations to the subaccounts of the Collection Account shall be made by the Trustee in accordance with the written instructions provided by the Servicer in the Quarterly Servicer Certificate or as otherwise provided herein.

     (d) On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to
Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause
(i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance
Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.

     On each Payment Date or, for any amount payable under clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause (i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;, on any Business Day, the Trustee shall apply all amounts on deposit in the Collection Account (other than amounts on deposit in the Servicer Advance Subaccount, which shall be applied only in accordance with On any Business Day upon which the Trustee receives a written request from the Servicer stating that (A) the Servicer is obligated under
Section 5.02(d) of the Servicing Agreement to institute any action or proceeding on behalf of Bondholders to compel performance by the NHPUC or the State of New Hampshire of any of their obligations or duties under the Statute, the Finance Order or any Advice Letter, (B) in order to satisfy such obligations, the Servicer must incur Operating Expenses that are payable from RRB Charge Collections in accordance with Section 5.02(d) of the Servicing Agreement, (C) the Servicer is obligated under Section 5.02(d) of the Servicing Agreement to advance its own funds to pay such Operating Expenses because payment of such Operating Expenses pursuant to Section 8.02(d) has been delayed and (D) the Servicer is unable to advance its own funds to pay such Operating Expenses, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment on account of such Operating Expenses on or before the date such payment is due from amounts on deposit in the Servicer Advance Subaccount, only to the extent required to make such payment. Amounts paid on account of any Operating Expenses pursuant to this Section 8.02(j) shall not be replenished to the Servicer Advance Subaccount, and the Operating Expenses on account of which such amounts were paid shall remain payable as Operating Expenses advanced by the Servicer in accordance with Section 5.02(d) of the Servicing Agreement and Section 8.02(d). ), including all net earnings thereon (other than on amounts in the Capital Subaccount or the Servicer Advance Subaccount), to pay the following amounts, in accordance with the Quarterly Servicer Certificate, in the following priority (provided that, in accordance with If on any Payment Date, or for any amounts payable under clauses (i) through (iv) above, on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (i) through (vi) of Section 8.02(d), the Trustee shall (i) first, draw from amounts on deposit in the Reserve Subaccount, (ii) second, draw from amounts on deposit in the Overcollateralization Subaccount, (iii) third, draw from amounts on deposit in the Capital Subaccount and (iv) fourth, draw from amounts on deposit in the Interest Reserve Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (vi) of Section 8.02(d); provided, however, that the Trustee shall draw from amounts on deposit in the Interest Reserve Subaccount pursuant to clause (iv) of this Section 8.02(e) only to make the payments contemplated by clause (v) of Section 8.02(d). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses (viii), (ix) and (x) of Section 8.02(d), the Trustee shall draw from amounts on deposit in the Reserve Subaccount to make such allocations., amounts on deposit in the Interest Reserve Subaccount shall be applied only to make the payments contemplated by clause 0):

          (i) all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold harmless the Trustee and any of its affiliates, officials, officers, directors, employees, consultants, counsel and agents (the "Indemnified Persons") from and against any and all losses, claims, actions, suits, taxes, damages, expenses (including, without limitation, legal fees and expenses) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, administration, operation, enforcement or termination of this trust and the performance by the Trustee of its duties hereunder, the failure of the Issuer or any other Person (other than the Person being indemnified) to perform its obligations hereunder or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, provided, however, that the Issuer is not required to indemnify any Indemnified Person for any Expenses that result from the willful misconduct or gross negligence of such Indemnified Person and, provided, further, that any Expenses payable to any Indemnified Person hereunder shall be paid to the Trustee for deposit into and distribution from the Collection Account in accordance with Article Accounts, Disbursements and Releases. The willful misconduct or negligence of any Trustee shall not affect the rights of any predecessor or successor Trustee hereunder. The Issuer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person pursuant to this in the settlement of any
     action, proceeding or investigation without the written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Issuer under this , notify the Issuer in writing of such involvement. Failure by an Indemnified Person to so notify the Issuer shall relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this , only to the extent that the Issuer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this , the Issuer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Issuer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Issuer shall be entitled to appoint counsel of the Issuer's choice at the Issuer's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Issuer under this
     (in which case the Issuer shall not thereafter
     be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Issuer's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Issuer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (iii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons (in addition to local counsel). The Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under
     this   (whether or not the
     Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding. Indemnification
     under this   shall include
     reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement.) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause (i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds;

          (ii) the Servicing Fee for such Payment Date and all unpaid Servicing Fees from prior Payment Dates shall be paid to the Servicer;

          (iii) the Administration Fee and all unpaid Administration Fees from prior Payment Dates shall be paid to the Administrator;

          (iv) so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause 0); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;

          (v) (A) any overdue Quarterly Interest (together with, to the extent lawful, interest on such overdue Quarterly Interest at the applicable Bond Interest Rate) and (B) Quarterly Interest for such Payment Date shall be paid to the Bondholders;

          (vi) (A) principal due and payable on the Bonds (x) as a result of an Event of Default or (y) on the Final Maturity Date of the Bonds, shall be paid to the Bondholders and (B) Quarterly Principal for such Payment Date shall be paid to the Bondholders;

          (vii) unpaid Operating Expenses shall be paid to the Persons entitled thereto;

          (viii) the amount, if any, by which the Required Interest Reserve Level, with respect to all Outstanding Bonds, exceeds the amount in the Interest Reserve Subaccount as of such Payment Date shall be allocated to the Interest Reserve Subaccount;

          (ix) the amount, if any, by which the Required Capital Level, with respect to all Outstanding Bonds, exceeds the amount in the Capital Subaccount (disregarding any interest earnings held in the Capital Subaccount which have not been remitted to the Issuer) as of such Payment Date shall be allocated to the Capital Subaccount;

          (x)  the amount, if any, by which the Required
     Overcollateralization Level, with respect to all Outstanding Bonds, exceeds the amount in the Overcollateralization Subaccount as of such Payment Date shall be allocated to the Overcollateralization Subaccount; and

          (xi) the balance, if any, shall be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates.

     After principal of and interest on all Bonds, and all of the other foregoing amounts, have been paid in full, the balance, if any, shall be paid to the Issuer, free from the Lien of this Indenture.

     In the case of any deficiency in the amount required under clause 0, amounts available to make payments under clause 0 will be allocated among each Class of Bonds pro rata based upon the respective amounts of interest owed on the Bonds of each Class, and allocated and paid to holders within each Class pro rata based upon the respective principal amount of Bonds held. In the case of any deficiency in the amount required under clause 0, amounts available to make payments under clause 0 will be allocated among each Class of Bonds pro rata based upon the respective principal amount of Bonds due (in the case of clause 0(A)(x) above) or scheduled to be paid (in the case of clauses 0(A)(y) and 0(B) above, based on the priorities set forth in Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Bonds and accrued interest thereon has been declared to be due and payable, on each Payment Date, the Trustee shall pay to the Bondholders of record as of the related Record Date amounts payable pursuant to On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment. as principal, in the following order and priority: (1) to the holders of the Class A-1 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (2) to the holders of the Class A-2 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; and (3) to the holders of the Class A-3 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Bonds to the amount specified in the Expected Amortization Schedule for such Payment Date. Partial payments of any scheduled amortization payment shall be allocated within any Class of Bonds pro rata. and according to the expected amortization schedule for such Class), and allocated and paid to the holders within each Class pro rata based upon the principal amount of Bonds held.

     The final payment with respect to any Bond, however, will be made only upon presentation and surrender of such Bond at the office or agency of the Trustee specified in the notice given by the Trustee with respect to such final payment.

     (e) If on any Payment Date, or for any amounts payable under clauses 0 through 0, on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses 0 through 0 of On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to
Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause
(i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance
Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment., the Trustee shall (i) first, draw from amounts on deposit in the Reserve Subaccount, (ii) second, draw from amounts on deposit in the Overcollateralization Subaccount,
(iii) third, draw from amounts on deposit in the Capital Subaccount and (iv) fourth, draw from amounts on deposit in the Interest Reserve Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses 0 through 0 of On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause (i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.; provided, however, that the Trustee shall draw from amounts on deposit in the Interest Reserve Subaccount pursuant to clause (iv) of this only to make the payments
contemplated by clause 0 of On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause (i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses 0, 0 and 0 of On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause
(i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance
Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment., the Trustee shall draw from amounts on deposit in the Reserve Subaccount to make such allocations.

     (f) Payments to Holders of Bonds shall be by check sent by first-class mail to the address of such Holder appearing on the Register at the relevant Record Date or, upon written application of a Holder of Bonds of any Class in the original principal amount of $1,000,000 or more to the Trustee made at any time not later than such Record Date or continuing in effect from a prior request, by wire transfer in immediately available funds to the account of such Holder at such bank located in New York, New York having wire transfer capability as may be designated by such Holder; provided, however, that the final payment in respect of any Bond shall be made only as provided in On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to
Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause
(i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance
Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.. The foregoing notwithstanding, any payments made to Cede & Co., as the nominee of the initial Clearing Agency, shall be made by wire transfer of immediately available funds.

     (g) On any Optional Redemption Date or Mandatory Redemption Date, the Trustee shall pay to the Bondholders the Optional Redemption Price or Mandatory Redemption Price, as the case may be, which the Trustee has received.

     (h) On the last day of each month, if the amount in the Capital Subaccount exceeds the Required Capital Level, the Trustee shall pay to the Issuer, upon receipt of an Issuer Request, free from the Lien of this Indenture, all amounts in the Capital Subaccount in excess of the Required Capital Level.

     (i) On any Payment Date, if, after giving effect to payments or allocations made or to be made on such Payment Date, the amount in the Interest Reserve Subaccount exceeds the Required Interest Reserve Level, the amount of such excess shall be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates.

     (j) On any Business Day upon which the Trustee receives a written request from the Servicer stating that (A) the Servicer is obligated under
Section 5.02(d) of the Servicing Agreement to institute any action or proceeding on behalf of Bondholders to compel performance by the NHPUC or the State of New Hampshire of any of their obligations or duties under the Statute, the Finance Order or any Advice Letter, (B) in order to satisfy such obligations, the Servicer must incur Operating Expenses that are payable from RRB Charge Collections in accordance with Section 5.02(d) of the Servicing Agreement, (C) the Servicer is obligated under Section 5.02(d) of the Servicing Agreement to advance its own funds to pay such Operating Expenses because payment of such Operating Expenses pursuant to Section 8.02(d) has been delayed and (D) the Servicer is unable to advance its own funds to pay such Operating Expenses, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment on account of such Operating Expenses on or before the date such payment is due from amounts on deposit in the Servicer Advance Subaccount, only to the extent required to make such payment. Amounts paid on account of any Operating Expenses pursuant to this Error! Not a valid bookmark self-reference. shall not be replenished to the Servicer Advance Subaccount, and the Operating Expenses on account of which such amounts were paid shall remain payable as Operating Expenses advanced by the Servicer in accordance with Section 5.02(d) of the Servicing Agreement and On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause (i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.. On the last day of each month, the Trustee shall pay to the Issuer, upon receipt of an Issuer Request, free from the Lien of this Indenture, all amounts on deposit in the Servicer Advance Subaccount that represent net investment earnings on the Servicer Advance Subaccount.
Amounts on deposit in the Servicer Advance Subaccount shall be applied only in accordance with this On any Business Day upon which the Trustee receives a written request from the Servicer stating that (A) the Servicer is obligated under Section 5.02(d) of the Servicing Agreement to institute any action or proceeding on behalf of Bondholders to compel performance by the NHPUC or the State of New Hampshire of any of their obligations or duties under the Statute, the Finance Order or any Advice Letter, (B) in order to satisfy such obligations, the Servicer must incur Operating Expenses that are payable from RRB Charge Collections in accordance with Section 5.02(d) of the Servicing Agreement, (C) the Servicer is obligated under Section 5.02(d) of the Servicing Agreement to advance its own funds to pay such Operating Expenses because payment of such Operating Expenses pursuant to Section 8.02(d) has been delayed and (D) the Servicer is unable to advance its own funds to pay such Operating Expenses, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment on account of such Operating Expenses on or before the date such payment is due from amounts on deposit in the Servicer Advance Subaccount, only to the extent required to make such payment. Amounts paid on account of any Operating Expenses pursuant to this shall not be replenished to the Servicer Advance Subaccount, and the Operating Expenses on account of which such amounts were paid shall remain payable as Operating Expenses advanced by the Servicer in accordance with Section 5.02(d) of the Servicing Agreement and On any Business Day upon which the Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in clauses all amounts owed by the Issuer to the Trustee or to any other Person indemnified hereunder or under the Fee and Indemnity Agreement (including indemnity payments and legal fees and expenses) shall be paid, as incurred, first to the Trustee (subject to Section 6.07) and second to such other Person; provided, however, that the amount paid by the Trustee on behalf of the Issuer pursuant to this clause (i) to (A) the Trustee shall not in the aggregate (from the Issuance Date) exceed $10 million and (B) the other Persons indemnified hereunder or under the Fee and Indemnity Agreement shall not in the aggregate (from the Issuance Date) exceed $5 million, unless, in each case, each Rating Agency shall have been given ten days prior notice thereof and Standard & Poor's shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds; through so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses shall be paid to the Persons entitled thereto (other than the Persons referred to in clause (i) above); provided, however, that the amount of such other Operating Expenses paid by the Trustee from, but not including, the previous Payment Date to, and including, the current Payment Date shall not in the aggregate exceed $100,000;) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Trustee may reasonably request, the Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment and, upon termination of this Indenture, shall be released from the Lien of this Indenture in accordance with The Trustee shall, at such time as there are no Bonds Outstanding, release any remaining portion of the Collateral that secured the Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. The Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the Trust Indenture Act) Independent Certificates in accordance with Trust Indenture Act 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01..

     Section 8.03.  General Provisions Regarding the Collection Account.

     (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature later than the Business Day prior to the next Payment Date and
(ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account; provided, however, that all income or other gain from investments of moneys deposited in the Capital Subaccount or the Servicer Advance Subaccount shall be retained in the Capital Subaccount or the Servicer Advance Subaccount, as the case may be, and any loss resulting from such investments shall be charged to the Capital Subaccount or the Servicer Advance Subaccount, as the case may be. The Issuer will not direct the Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment or sale, if requested by the Trustee, the Issuer shall deliver to the Trustee an Opinion of Counsel, reasonably acceptable to the Trustee, to such effect. In no event shall the Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order. If the rating of the Eligible Institution, which may be the Trustee's Corporate Trust Office, falls below the rating requirements set forth in clause (b)(i) of the definition of Eligible Institution, the Trustee shall notify the Issuer and the Bond Issue shall, within one month after notice of such rating change, cause the Collection Account to be transferred to an institution meeting the requirements set forth in clause (b)(i) of the definition of "Eligible Institution."

     (b) Subject to The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:, the Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (c) If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Bonds but the Bonds shall not have been declared due and payable pursuant to Acceleration of Maturity; Rescission and Annulment. If an Event of Default, other than an Event of Default pursuant to a breach of the State Pledge by the State of New Hampshire., should occur and be continuing, then and in every such case, the Trustee may and, upon the written direction of the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds, shall declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more investments described under paragraph (d) of the definition of Eligible Investments.

     Section 8.04. Reduction in Principal. Any reduction in the principal amount of any Bond effected by any payment in respect of principal thereof shall be binding upon all Holders of such Bond and of any Bond issued upon the registration or transfer thereof or in lieu thereof, whether or not noted thereon.

     Section 8.05.  Release of Collateral.

     (a) The Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article Accounts, Disbursements and Releases shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Trustee shall, at such time as there are no Bonds Outstanding, release any remaining portion of the Collateral that secured the Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. The Trustee shall release property from the Lien of this Indenture pursuant
to this   only upon receipt of an
Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the Trust Indenture Act) Independent Certificates in accordance with Trust Indenture Act 314(c) and 314(d)(1) meeting the applicable requirements of Compliance Certificates and Opinions, etc.. Notwithstanding anything to the contrary contained in this Indenture, upon termination of this Indenture, amounts on deposit in the Servicer Advance Subaccount shall be released from the Lien of this Indenture in accordance with this The Trustee shall, at such time as there are no Bonds Outstanding, release any remaining portion of the Collateral that secured the Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. The Trustee shall release property from the Lien of this Indenture pursuant to
this   only upon receipt of an
Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the Trust Indenture Act) Independent Certificates in accordance with Trust Indenture Act 314(c) and 314(d)(1) meeting the applicable requirements of Compliance Certificates and Opinions, etc...

     Section 8.06. Opinion of Counsel. The Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to The Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article Accounts, Disbursements and Releases shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys., accompanied by copies of any instruments involved, and the Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Bonds or the rights of the Bondholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

     Section 8.07. Reports by Independent Accountants. As of the Issuance Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by such firm the Issuer shall provide written notice thereof to the Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within 30 days after such resignation, the Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation; provided, however, that the Trustee shall have no liability with respect to such appointment if the Trustee acted with due care with respect thereto. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.

                                 ARTICLE IX

                           Supplemental Indentures

     Section 9.01. Supplemental Indentures Without Consent of Bondholders. Without the consent of the Bondholders but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form reasonably satisfactory to the Trustee, for any of the following purposes:

     (a) to add to the covenants of the Issuer for the benefit of the Bondholders, or to surrender any right or power herein conferred upon the Issuer;

     (b) to correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that any such action shall not adversely affect in any material respect the interests of the Bondholders;

     (c)       to cure any ambiguity or correct any mistake;

     (d) to qualify, if necessary, this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Trust Indenture Act 316(a)(2) as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted;

     (e) to provide for any interest rate swap transactions with respect to any floating rate series or class of bonds or any series or class with specified credit enhancement; but:

          (i) such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Bondholder or other swap counterparty; and

          (ii) the Rating Agency Condition shall have been satisfied; or

     (f) to authorize the appointment of any listing agent, transfer agent or Paying Agent or Registrar for any class of bonds required or advisable in connection with the listing of any class of bonds on the Luxembourg Stock Exchange or any other stock exchange, and otherwise to amend the indenture to incorporate any changes requested or required by any governmental authority, stock exchange authority, listing agent, transfer agent or Paying Agent or Registrar for any class of bonds in connection with that listing.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Rating Agencies a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. If any such supplemental indenture requires satisfaction of the Rating Agency Condition, the notice requirements contained in this Supplemental Indentures Without Consent of Bondholders. Without the consent of the Bondholders but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form reasonably satisfactory to the Trustee, for any of the following purposes: are in addition to the notice requirements that may otherwise apply.

     Section 9.02. Supplemental Indentures with Consent of Bondholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Bonds of each Class to be affected, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each Class affected thereby:

     (a) change the date of payment of any installment of principal of or interest on any Bond, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Remedies, to the payment of any such amount due on the Bonds on or after the respective due dates thereof (or, in the case of optional or mandatory redemption, on or after the Optional Redemption Date or Mandatory Redemption Date, as applicable);

     (b) reduce the percentage of the Outstanding Amount of the Bonds or of a Class thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

     (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

     (d) reduce the percentage of the Outstanding Amount of the Bonds required to direct the Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Remedies; Priorities.;

     (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

     (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Bonds to the benefit of any provisions for the mandatory redemption of the Bonds contained herein; or

     (g) permit the creation of any lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security provided by the Lien of this Indenture.

     The Trustee may in its discretion determine whether or not any Bonds of a Class would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds of such Class, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     The Trustee shall give each Rating Agency five Business Days prior written notice of any such proposed supplemental indenture. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Rating Agencies and the Holders of the Bonds to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. If any such supplemental indenture requires satisfaction of the Rating Agency Condition, the notice requirements contained in this Supplemental Indentures with Consent of Bondholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Bonds of each Class to be affected, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each Class affected thereby: are in addition to the notice requirements that may otherwise apply.

     Section 9.03. Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article Supplemental Indentures or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections Duties of Trustee. and Rights of Trustee. Subject to the provisions of Trust Indenture Act 315:, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Class of Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. If required by the Trustee, Bonds may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

     Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article Supplemental Indentures shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

                                  ARTICLE X

                             Redemption of Bonds

     Section 10.01. Optional Redemption by Issuer. The Issuer may, at its option, redeem all, but not less than all, of the Bonds on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount has been reduced to less than five percent of the initial principal balance thereof at a price equal to the outstanding principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon at the Bond Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If the Issuer shall elect to redeem the Bonds pursuant to this it shall furnish written notice (which notice shall state all items listed in Form of Optional Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register.) of such election to the Trustee and the Rating Agencies not later than 25 days prior to the Optional Redemption Date and shall deposit with the Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Form of Optional Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register.

     Section 10.02. Form of Optional Redemption Notice. Notice of redemption under Optional Redemption by Issuer. The Issuer may, at its option, redeem all, but not less than all, of the Bonds on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount has been reduced to less than five percent of the initial principal balance thereof at a price equal to the outstanding principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon at the Bond Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If the Issuer shall elect to redeem the Bonds pursuant to this , it shall furnish written notice (which notice shall state all items listed in Form of Optional Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register.) of such election to the Trustee and the Rating Agencies not later than 25 days prior to the Optional Redemption Date and shall deposit with the Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Form of Optional Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register. to each Holder of the Bonds pursuant to this . shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register.

     All notices of redemption shall state:

          (i)  the Optional Redemption Date;

          (ii) the Optional Redemption Price; and

          (iii) the place where such Bonds are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders.).

     Notice of redemption of the Bonds to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Bonds elected for redemption shall not impair or affect the validity of the redemption of any other Bond.

     Section 10.03. Bonds Payable on Optional Redemption Date or Payment Date. Notice of redemption having been given as provided in Form of Optional Redemption Notice. Notice of redemption under Optional Redemption by Issuer. The Issuer may, at its option, redeem all, but not less than all, of the Bonds on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount has been reduced to less than five percent of the initial principal balance thereof at a price equal to the outstanding principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon at the Bond Interest Rate to the Optional Redemption Date (such price being called the "Optional Redemption Price"). If the Issuer shall elect to redeem the Bonds pursuant to this
 , it shall furnish written notice
(which notice shall state all items listed in Form of Optional Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register.) of such election to the Trustee and the Rating Agencies not later than 25 days prior to the Optional Redemption Date and shall deposit with the Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Form of Optional Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register. to each Holder of the Bonds pursuant to this
 . shall be given by the Trustee by
first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Optional Redemption Date at such Holder's address appearing in the Register., the Bonds to be redeemed shall on the Optional Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.

     Section 10.04. Mandatory Redemption by Issuer. If the Seller is required to repurchase the RRB Property pursuant to Section 5.01(b) of the Sale Agreement, or elects to repurchase the RRB Property pursuant to Section 5.01(e) of the Sale Agreement, the Issuer shall be required to redeem all outstanding Bonds on or before the fifth Business Day following the Repurchase Date (such date of mandatory redemption, the "Mandatory Redemption Date") for a purchase price equal to the then outstanding principal amount of the Bonds plus accrued and unpaid interest thereon at the Bond Interest Rate to the Mandatory Redemption Date (such price being called the "Mandatory Redemption Price"). If the Issuer is required to redeem the Bonds pursuant to this , it shall furnish written notice (which notice shall state all items listed in Form of Mandatory Redemption Notice. Notice of redemption under Section 10.04 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register.) of such redemption to the Trustee and the Rating Agencies not later than one Business Day before such Repurchase Date and shall deposit with the Trustee, not later than 12:00 noon Eastern Time on the Repurchase Date, the Mandatory Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Mandatory Redemption Date upon the furnishing of a notice complying with Form of Mandatory Redemption Notice. Notice of redemption under Section 10.04 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register.

     Section 10.05. Form of Mandatory Redemption Notice. Notice of redemption under Mandatory Redemption by Issuer. If the Seller is required to repurchase the RRB Property pursuant to Section 5.01(b) of the Sale Agreement, or elects to repurchase the RRB Property pursuant to Section 5.01(e) of the Sale Agreement, the Issuer shall be required to redeem all outstanding Bonds on or before the fifth Business Day following the Repurchase Date (such date of mandatory redemption, the "Mandatory Redemption Date") for a purchase price equal to the then outstanding principal amount of the Bonds plus accrued and unpaid interest thereon at the Bond Interest Rate to the Mandatory Redemption Date (such price being called the "Mandatory Redemption Price"). If the Issuer is required to redeem the Bonds pursuant to this , it shall furnish written notice (which notice shall state all items listed in Form of Mandatory Redemption Notice. Notice of redemption under Section 10.04 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register.) of such redemption to the Trustee and the Rating Agencies not later than one Business Day before such Repurchase Date and shall deposit with the Trustee, not later than 12:00 noon Eastern Time on the Repurchase Date, the Mandatory Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Mandatory Redemption Date upon the furnishing of a notice complying with Form of Mandatory Redemption Notice. Notice of redemption under Section 10.04 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register. to each Holder of the Bonds pursuant to this shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register.

     All notices of redemption shall state:

          (i)  the Mandatory Redemption Date;

          (ii) the Mandatory Redemption Price; and

          (iii) the place where such Bonds are to be surrendered for payment of the Mandatory Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders.).

     Notice of redemption of the Bonds to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Bonds elected for redemption shall not impair or affect the validity of the redemption of any other Bond.

     Section 10.06. Bonds Payable on Mandatory Redemption Date or Payment Date. Notice of redemption having been given as provided in Form of Mandatory Redemption Notice. Notice of redemption under Mandatory Redemption by Issuer. If the Seller is required to repurchase the RRB Property pursuant to Section 5.01(b) of the Sale Agreement, or elects to repurchase the RRB Property pursuant to Section 5.01(e) of the Sale Agreement, the Issuer shall be required to redeem all outstanding Bonds on or before the fifth Business Day following the Repurchase Date (such date of mandatory redemption, the "Mandatory Redemption Date") for a purchase price equal to the then outstanding principal amount of the Bonds plus accrued and unpaid interest thereon at the Bond Interest Rate to the Mandatory Redemption Date (such price being called the "Mandatory Redemption Price"). If the Issuer is required to redeem the Bonds pursuant to this it shall furnish written notice (which notice shall state all items listed in Form of Mandatory Redemption Notice. Notice of redemption under Section 10.04 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register.) of such redemption to the Trustee and the Rating Agencies not later than one Business Day before such Repurchase Date and shall deposit with the Trustee, not later than 12:00 noon Eastern Time on the Repurchase Date, the Mandatory Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Mandatory Redemption Date upon the furnishing of a notice complying with Form of Mandatory Redemption Notice. Notice of redemption under Section 10.04 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register. to each Holder of the Bonds pursuant to this shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the Mandatory Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Mandatory Redemption Date at such Holder's address appearing in the Register., the Bonds to be redeemed shall on the Mandatory Redemption Date become due and payable at the Mandatory Redemption Price and (unless the Issuer shall default in the payment of the Mandatory Redemption Price) no interest shall accrue on the Mandatory Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Mandatory Redemption Price.

                                 ARTICLE XI

                                Miscellaneous

     Section 11.01. Compliance Certificates and Opinions, etc.

     (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. or elsewhere in this Indenture, furnish to the Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause 0, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause 0 and this clause 0, is ten percent or more of the Outstanding Amount of the Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Bonds.

          (iii) Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Collection Account., the Issuer shall also furnish to the Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause 0, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, or securities released from the Lien of this Indenture (other than pursuant to Collection Account.) since the commencement of the then-current calendar year, as set forth in the certificates required by clause 0 and this clause 0, equals 10 percent or more of the Outstanding Amount of the Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Bonds.

          (v) Notwithstanding Release of Collateral. Subject to Compliance Certificates and Opinions, etc., the Trustee shall release property from the Lien of this Indenture only as specified in Collection Account. or upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with Trust Indenture Act 314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the Trust Indenture Act does not require any such Independent Certificates. or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the RRB Property and the RRB Charge as and to the extent permitted or required by the Basic Documents (B) cause the Trustee to make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents and (C) exercise its Legal Defeasance Option or its Covenant Defeasance Option, as applicable pursuant to Article IV.

     Section 11.02. Form of Documents Delivered to Trustee.

     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     (c) Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article The Trustee.

     (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 11.03. Acts of Bondholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Duties of Trustee.) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

     (c)       The ownership of Bonds shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

     (e) The Issuer may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Holders of any Class of Bonds entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Trust Indenture Act
 316(c), such record date shall be the record date specified in such Officer's Certificate, which shall be the date not more than 30 days prior to the first solicitation of Bondholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Holders of Bonds of the applicable Class at the close of business on such record date shall be deemed to be Bondholders of such Class for the purposes of determining whether Holders of the requisite aggregate Outstanding Amount of Bonds of such Class have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the aggregate Outstanding Amount of Bonds of such Class shall be computed as of such record date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other Act by the Holders of Bonds of such Class on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

     (f) Except as otherwise provided in the definition of Outstanding, Bonds of any Class owned by or pledged to any Person shall have an equal and proportional benefit under the provisions of this Indenture, without preference, priority or distinction as among all of the Bonds of that Class.

     Section 11.04. Notices.

     (a) Unless otherwise specifically provided herein, all requests, notices, directions, consents and waivers required under the terms and provisions of this Indenture shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United first class States mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such requests, notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Issuer, to:

          PSNH Funding LLC
          c/o Public Service Company of New Hampshire
          1000 Elm Street
          Manchester, New Hampshire  03105
          Facsimile:     (860) 665-5457
          Telephone:     (860) 665-3258
          E-Mail:   shoopra@nu.com (email)

          with a copy to:
          Public Service Company of New Hampshire
          c/o Northeast Utilities Service Company
          if by U.S. Mail:
          P.O. Box 270
          Hartford, CT  06141-0270
          if by courier:
          107 Selden Street
          Berlin, CT  06037
          Attention:  Assistant Treasurer - Finance
          Facsimile:     (860) 665-5457
          Telephone:     (860) 665-3258
          E-Mail:   shoopra@nu.com

     if to the Trustee, to:

     The Bank of New York

          101 Barclay Street
          Floor 12 East
          New York, New York 10286
          Attention:  ABS Unit
          Attention: ABS Unit
          Facsimile:     (212) 815-5563
          Telephone:     (212) 815-5368

     if to the Rating Agencies, to:

          Standard & Poor's Ratings Services
          55 Water Street, 41st Floor
          New York, New York 10041
          Attention:  Asset Backed Surveillance Department
          Facsimile:     (212) 438-2664
          Telephone:     (212) 438-2000

          Moody's Investors Service
          99 Church Street
          New York, New York 10007
          Attention:  ABS Monitoring Department
          Facsimile:     (212) 553-0573
          Telephone:     (212) 553-3686

          and

          Fitch, Inc.
          One State Street Plaza
          New York, New York  10004
          Attention:  ABS Surveillance
          Facsimile:     (212) 514-9879
          Telephone:     (212) 908-0500
          Email:         surv@fitchratings.com

     Section 11.05. Notices to Bondholders; Waiver. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Bondholder affected by such event, at such Bondholder 's address as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     Section 11.06. State Pledge; Bonds Not Obligation of the State of New Hampshire, or Seller.

     (a) The Issuer hereby finds and determines, and hereby represents and warrants, that it constitutes a "financing entity" under RSA 369-B:2, and that the Bonds constitute "rate reduction bonds" under RSA 369-B:2 and that the Holders of the Bonds are entitled to the rights and benefits thereunder. Pursuant to RSA 369-B:6, II, the State of New Hampshire pledges, contracts and agrees with the Issuer and the Holders of the Bonds (the "State Pledge") as follows:

     The state does hereby pledge, contract, and agree with the owners of RRB property and holders of and trustees for rate reduction bonds that neither the state, nor any of its agencies, including the commission, shall limit, alter, amend, reduce, or impair the RRB charge, RRB property, finance orders, and all rights thereunder or ownership thereof or security interest therein until the rate reduction bonds, including all principal, interest, premium, costs and arrearages thereon, are fully met and discharged, provided nothing contained in this paragraph shall preclude the limitation, alteration, amendment, reduction, or impairment if and when adequate provision shall be made by law for the protection of such owners, holders and trustees. The state does hereby acknowledge that such owners, holders and trustees may and will rely on this pledge, contract, and agreement and that any such limitation, alteration, amendment, reduction, or impairment without such adequate provision will irreparably harm such owners, holders and trustees. The state treasurer and the financing entity are each authorized to include this pledge, contract, agreement, and acknowledgment of the state in the documentation relating to the rate reduction bonds.

     (b) The Bonds do not represent an interest in or obligation of the State of New Hampshire, or any other governmental agency or instrumentality, or the Seller or any of its affiliates, except that the Bonds are obligations of PSNH Funding LLC, which is an affiliate of PSNH. None of the Bonds or the underlying RRB Property will be guaranteed or insured by the State of New Hampshire, or any other governmental agency or instrumentality, or by the Seller or its affiliates.

     Neither the full faith and credit nor the taxing power of the State of New Hampshire or any political subdivision thereof or any other governmental agency or instrumentality is pledged to the payment of the principal of, or interest on, the Bonds, or to the payments in respect of or in repurchase of the RRB Property, nor is the State of New Hampshire or any political subdivision thereof or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

     Section 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of Trust Indenture Act 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not.

     All agreements of the Trustee in this Indenture shall bind its successors.

     Section 11.10. Severability. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11. Benefits of Indenture. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13. Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

     Section 11.16. No Recourse to Certain Persons. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a membership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any holder of a membership interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

     Section 11.17. No Recourse to Issuer. Notwithstanding any provision of this Indenture or any supplemental Indenture to the contrary, Bondholders shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Bondholders hereunder.

     Section 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Trustee's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information and do not have an obligation of confidentiality, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (C) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Indenture or the Basic Documents approved in advance by the Issuer or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 11.18, or
(iii) any other disclosure authorized by the Issuer.

     Section 11.19. Nonpetition Covenants. Notwithstanding any prior termination of this Indenture, but subject to the NHPUC's right to order the sequestration and payment of revenues arising with respect to the RRB Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the RRB Property pursuant to RSA 369-B:7, VI and RSA 369-B:7, VIII, the Trustee shall not, prior to the date which is one year and one day after the termination of this Indenture with respect to the Issuer, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                                   PSNH FUNDING LLC

                                   By: /S/ Randy A. Shoop
                                   Name:  Randy A. Shoop
                                   Title: President

                                   THE BANK OF NEW YORK,
                                   as Trustee

                                   By: /S/ Cassandra D. Shedd
                                   Name:   Cassandra D. Shedd
                                   Title:  Assistant Vice President

                                 SCHEDULE 1

                       Expected Amortization  Schedule

Outstanding
 Principal
   Amount
                 Class         Class        Class
Payment Date      A-1           A-2          A-3

 Closing     $75,211,483  $214,649,395  $235,139,122
  11/1/01     57,592,606    214,649,395  235,139,122
   2/1/02     43,797,063    214,649,395  235,139,122
   5/1/02     28,368,117    214,649,395  235,139,122
   8/1/02     20,697,824    214,649,395  235,139,122
  11/1/02     14,392,034    214,649,395  235,139,122
   2/1/03      7,780,415    214,649,395  235,139,122
   5/1/03         (0)       214,649,395  235,139,122
   8/1/03          0        206,917,868  235,139,122
  11/1/03          0        197,869,570  235,139,122
   2/1/04          0        189,598,432  235,139,122
   5/1/04          0        180,590,351  235,139,122
   8/1/04          0        172,246,415  235,139,122
  11/1/04          0        162,796,874  235,139,122
   2/1/05          0        154,148,908  235,139,122
   5/1/05          0        144,473,833  235,139,122
   8/1/05          0        135,568,653  235,139,122
  11/1/05          0        125,605,470  235,139,122
   2/1/06          0        116,266,274  235,139,122
   5/1/06          0        106,175,553  235,139,122
   8/1/06          0        96,723,253   235,139,122
  11/1/06          0        86,167,370   235,139,122
   2/1/07          0        76,211,779   235,139,122
   5/1/07          0        65,563,711   235,139,122
   8/1/07          0        55,515,784   235,139,122
  11/1/07          0        44,346,853   235,139,122
   2/1/08          0        33,748,007   235,139,122
   5/1/08          0        22,498,547   235,139,122
   8/1/08          0        11,818,671   235,139,122
  11/1/08          0             0       235,139,122
   2/1/09          0             0       223,861,093
   5/1/09          0             0       211,970,981
   8/1/09          0             0       200,623,964
  11/1/09          0             0       188,113,319
   2/1/10          0             0       176,150,999
   5/1/10          0             0       163,545,614
   8/1/10          0             0       151,478,734
  11/1/10          0             0       138,246,734
   2/1/11          0             0       125,549,313
   5/1/11          0             0       112,194,918
   8/1/11          0             0        99,366,197
  11/1/11          0             0        85,367,758
   2/1/12          0             0        71,905,110
   5/1/12          0             0        57,742,177
   8/1/12          0             0        44,103,087
  11/1/12          0             0        29,294,415
   2/1/13          0             0        14,974,162
   5/1/13          0             0            0


                                 SCHEDULE 2


                 Required                 Payment        Required
  Payment   Overcollateralization          Date     Overcollateralization

  Closing          0                       8/1/07      $1,367,188
  11/1/01       $109,375                  11/1/07       1,421,875
   2/1/02       164,063                    2/1/08       1,476,563
   5/1/02       218,750                    5/1/08       1,531,250
   8/1/02       273,438                    8/1/08       1,585,938
  11/1/02       328,125                   11/1/08       1,640,625
   2/1/03       382,813                    2/1/09       1,695,313
   5/1/03       437,500                    5/1/09       1,750,000
   8/1/03       492,188                    8/1/09       1,804,688
  11/1/03       546,875                   11/1/09       1,859,375
   2/1/04       601,563                    2/1/10       1,914,063
   5/1/04       656,250                    5/1/10       1,968,750
   8/1/04       710,938                    8/1/10       2,023,438
  11/1/04       765,625                   11/1/10       2,078,125
   2/1/05       820,313                    2/1/11       2,132,813
   5/1/05       875,000                    5/1/11       2,187,500
   8/1/05       929,688                    8/1/11       2,242,188
  11/1/05       984,375                   11/1/11       2,296,875
   2/1/06      1,039,063                   2/1/12       2,351,563
   5/1/06      1,093,750                   5/1/12       2,406,250
   8/1/06      1,148,438                   8/1/12       2,460,938
  11/1/06      1,203,125                  11/1/12       2,515,625
   2/1/07      1,257,813                   2/1/13       2,570,313
   5/1/07      1,312,500                   5/1/13       2,625,000

                                 EXHIBIT A

                                FORM OF BOND

REGISTERED

NO. [          ]                                   $ [          ]

                     SEE REVERSE FOR CERTAIN DEFINITIONS

     THE PRINCIPAL OF THIS CLASS A-[ ] BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-[ ] BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                              PSNH FUNDING LLC

                                 CLASS A-[ ]

                     RATE REDUCTION BOND, SERIES 2001-1

  BOND           SCHEDULED            FINAL          CUSIP
INTEREST       MATURITY DATE         MATURITY
  RATE                                 DATE



REGISTERED OWNER:   Cede & Co.

PRINCIPAL AMOUNT:

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO PSNH FUNDING LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This Bond does not represent an interest in or obligation of the State of New Hampshire, any governmental agency or instrumentality or Public Service Company of New Hampshire, a New Hampshire corporation ("PSNH"). None of the Bond or the underlying RRB Property (as defined in the Indenture) will be guaranteed or insured by the State of New Hampshire, any other governmental agency or instrumentality or by PSNH.

     Neither the full faith and credit nor the taxing power of the State of New Hampshire or any political subdivision thereof or any governmental agency or instrumentality is pledged to the payment of the principal of, or interest on, this Bond, or to the payments in respect of or in repurchase of the RRB Property, nor is the State of New Hampshire or any political subdivision thereof or any governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

     To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

     THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable and fully-paid Bond. PSNH Funding LLC, a limited liability company formed and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the person whose name appears as the registered holder of this Class A-[ ] Bond, which shall initially be Cede & Co., the original principal amount shown above in quarterly installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date and to pay interest, at the Bond Interest Rate shown above, on each February 1, May 1, August 1 and November 1 or if any such day is not a Business Day, the next succeeding Business Day, commencing on November 1, 2001 and continuing until the earlier of the payment of the principal hereof or the Final Maturity Date (each a "Payment Date"), on the principal amount of this Class A-[ ] Bond. Interest on this Class A-[ ] Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from April 25, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Such principal of and interest on this Class A-[ ] Bond shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Class A-[ ] Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-[ ] Bond shall be applied first to interest due and payable on this Class A-[ ] Bond as provided above and then to the unpaid principal of this Class A-[ ] Bond, all in the manner set forth in Section 8.02 of the Indenture.

     Subject to and in accordance with the terms of the Indenture, the Issuer has represented and warranted under the Indenture, that the Issuer constitutes a "financing entity" under RSA 369-B:2, and that the Bonds constitute "rate reduction bonds" under RSA 369-B:2 and that the Holders of the Bonds are entitled to the rights and benefits thereunder. Pursuant to RSA 369-B:6, II, the State of New Hampshire has pledged and agreed with the Issuer and the Holders of the Bonds (the "State Pledge") as follows:

     The state does hereby pledge, contract, and agree with the owners of RRB property and holders of and trustees for rate reduction bonds that neither the state, nor any of its agencies, including the commission, shall limit, alter, amend, reduce, or impair the RRB charge, RRB property, finance orders, and all rights thereunder or ownership thereof or security interest therein until the rate reduction bonds, including all principal, interest, premium, costs and arrearages thereon, are fully met and discharged, provided nothing contained in this paragraph shall preclude the limitation, alteration, amendment, reduction, or impairment if and when adequate provision shall be made by law for the protection of such owners, holders and trustees. The state does hereby acknowledge that such owners, holders and trustees may and will rely on this pledge, contract, and agreement and that any such limitation, alteration, amendment, reduction, or impairment without such adequate provision will irreparably harm such owners, holders and trustees. The state treasurer and the financing entity are each authorized to include this pledge, contract, agreement, and acknowledgment of the state in the documentation relating to the rate reduction bonds.

     Further, the Issuer has pledged and agreed with the Holders of the Bonds that it will not act in a manner inconsistent with the State Pledge and will not take any action that would impair any rights of the Holders of the Bonds or the RRB Property.

     Reference is made to the further provisions of this Class A-[ ] Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-[ ] Bond.

     The Holder of this Class A-[ ] Bond by the acceptance hereof agrees to be bound by the terms of the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-[ ] Bond shall not be entitled to any benefit under the Indenture, or any other Basic Document, or be valid or obligatory for any purpose.

     It is expressly agreed and understood by the parties hereto that (a) this Bond is executed, authenticated and delivered by The Bank of New York, not individually or personally but solely as Trustee, on behalf of the Issuer in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made by the Trustee on behalf of the Issuer are made and intended not as personal representations, undertakings and agreements of the Trustee, but are made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on The Bank of New York, individually or personally, to perform any covenant either expressed or implied herein, except in its capacity as Trustee, all such liability being expressly waived by all Persons, and (d) under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Issuer, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under the Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: [                    ], ______

                              PSNH FUNDING LLC


                              By:
                                 Name:
                                 Title:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: [                    ], ______

     This is one of the Bonds referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK,
                               as Trustee


                              By:
                                 Name:
                                 Title:

                              [REVERSE OF BOND]

     This Class A-[ ] Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its PSNH Funding LLC Rate Reduction Bonds, Series 2001-1 (herein called the "Bonds"), issuable in one or more Classes, and further designated as a Class A-[ ] Bond (collectively with all other Class A-[ ] Bonds of this issue, the "Class A-[ ] Bonds"), all issued under a Indenture dated as of April 25, 2001 (together with all amendments and supplements thereto, the "Indenture"), between the Issuer and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Bonds. All terms used in this Class A-[ ] Bond that are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Class A-[ ] Bond does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Indenture may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Holder upon request.

     The Class A-[ ] Bonds and the other Classes of Bonds issued by the Issuer are and will be equally and ratably secured by the collateral pledged as security therefor, as provided in the Indenture.

     The principal of this Class A-[ ] Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Indenture as
Schedule 1, unless payable earlier either because (x) an Event of Default, other than an Event of Default pursuant to Section 5.01(g) of the Indenture, shall have occurred and be continuing, and the Trustee has declared the Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture, (y) the Issuer, at its option, shall have called for the redemption of the Bonds pursuant to Section 10.01 of the Indenture or (z) the Issuer shall have called for the redemption of the Bonds pursuant to Section
10.04 of the Indenture if the Seller is required to repurchase the RRB Property pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Class A-[ ] Bond shall be due and payable on the earlier of the Final Maturity Date hereof, the Optional Redemption Date, if any, and the Mandatory Redemption Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee has declared the Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-[ ] Bonds shall be made pro rata to the Class A-[ ] Bondholders entitled thereto based on the respective principal amounts of the Class A-[
] Bonds held by them.

     Payments of interest on this Class A-[ ] Bond due and payable on each Payment Date, together with the installment of principal shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-[ ] Bond (or one or more Predecessor Bonds) on the Register as of the close of business on the Record Date, or, upon written application of the Registered Holder if this Class A-[ ]Bond is in the original principal amount of $1,000,000 or more to the Trustee made at any time not later than the Record Date or continuing in effect from a prior request, by wire transfer in immediately available funds to the account of the Registered Holder at such bank located in New York, New York having wire transfer capability as may be designated by the Registered Holder, except that with respect to Bonds registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to this Class A-[ ] Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Register as of the applicable Record Date without requiring that this Class A-[ ] Bond be submitted for notation of payment. Any reduction in the principal amount of this Class A-[ ] Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-[ ] Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-[ ] Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Class A-[ ] Bond at the office of the Paying Agent or the office or agency maintained for that purpose by the Trustee in the City of New York.

     The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

     As provided in the Indenture, the Class A-[ ] Bonds may be redeemed, in whole but not in part, at the option of the Issuer on any Payment Date at the Optional Redemption Price if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of the Bonds has been reduced to less than five percent of the initial principal balance thereof. In addition, as provided in the Indenture, if the Seller is required to repurchase the RRB Property pursuant to Section 5.01(b) of the Sale Agreement, the Issuer will be required to redeem all outstanding Bonds, including the Class A-[ ] Bonds, on or before the fifth Business Day following the Repurchase Date (as defined in the Sale Agreement).

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-[ ] Bond may be registered on the Register upon surrender of this Class A-[ ] Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee, and (b) such other documents as the Trustee may require, and thereupon one or more new Class A-[ ] Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-[ ] Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 of the Indenture not involving any transfer.

     Each Bondholder , by acceptance of a Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a membership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee in its individual capacity, any holder of a membership interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity).

     Prior to the due presentment for registration of transfer of this Class A-[ ] Bond, the Issuer, the Trustee, the Registrar, the Paying Agent and any other agent of the Issuer, the Trustee or the Registrar may treat the Person in whose name this Class A-[ ] Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and interest on this Class A-[ ] Bond and for all other purposes whatsoever, whether or not this Class A-[ ] Bond be overdue, and neither the Issuer, the Trustee, the Registrar, the Paying Agent nor any such other agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Bonds representing a majority of the Outstanding Amount of all Bonds at the time Outstanding of each Class to be affected. The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the Outstanding Amount of the Bonds, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-[ ] Bond (or any one of more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-[ ] Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-[ ] Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Bonds issued thereunder.

     The term "Issuer" as used in this Class A-[ ] Bond includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Bonds under the Indenture.

     The Class A-[ ] Bonds are issuable only in registered form without coupons in Minimum Denominations of $1,000 original principal amount and integral multiples thereof as provided in the Indenture, subject to certain limitations therein set forth.

     The Holder, by purchase of this Class A-[ ] Bond, will be deemed to represent that such purchase will not result in a non-exempt prohibited transaction under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and, in each case, the rules and regulations thereunder.

     The Holder, by purchase of this Class A-[ ] Bond, will be deemed to agree to treat this Bond as debt of the Issuer secured by, among other things, the RRB Property and other related collateral, for all purposes.

     THIS CLASS A-[ ] BOND AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     No reference herein to the Indenture and no provision of this Class A-[ ] Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-[ ] Bond at the times, place, and rate, and in the coin or currency herein prescribed.

     The Holder of this Class A-[ ] Bond by the acceptance hereof agrees that, notwithstanding any provision of the Indenture to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Class A- [ ] Bond.

                                 ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee: _________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________
________________________________________________________________________

                       (name and address of assignee)

the within Class A-[ ] Bond and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said Class A-[ ] Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
                                   Signature Guaranteed:








* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-[ ] Bond in every particular, without alteration, enlargement or any change whatsoever